Exhibit 99.1

News Release

Contact:
Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

July 19, 2007

SunTrust Second Quarter 2007 Earnings Reflect Positive Impact of

Shareholder Value Initiatives

Efficiency and Productivity Initiatives and Balance Sheet Management Strategies Contribute to

Earnings Per Share of $1.89; Includes $0.41 Per Share Gain on Partial Sale of The Coca-Cola

Company Stock

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders for the second quarter of 2007 of $673.9 million compared to $544.0 million in the second quarter of 2006. Net income per average common diluted share was $1.89 compared to $1.49 in the second quarter of 2006. The results included a $145.6 million after-tax gain on sale of 4.5 million shares, or 9%, of the Company’s common stock holdings of The Coca-Cola Company (Coke). Excluding the gain on sale of Coke stock, net income available to common shareholders was $528.3 million, or $1.48 per average common diluted share, for the second quarter of 2007.

“We are pleased to report that our intensified and continuing focus on driving shareholder value contributed significantly to the Company’s performance in the second quarter,” said James M. Wells III, President and Chief Executive Officer of SunTrust. Mr. Wells noted that the shareholder value initiatives helped deliver positive operating leverage for the quarter, with solid revenue growth and strong expense management helping to offset the impact of higher credit costs.

The Company’s initiatives to drive shareholder value announced during the first half of this year include the E2 Efficiency and Productivity Program and balance sheet and capital management strategies. The E2 Efficiency and Productivity Program initiatives produced $51.8 million in cost savings for the second quarter of 2007, bringing the year-to-date cost savings to $80.6 million. The cost savings to date have primarily come from supplier management, offshoring/outsourcing, and process reengineering-related initiatives. Additional initiatives are either being implemented or are under review, and the expectation is that the program will produce $181 million in cost savings for the full year of 2007, $350 million in 2008, and $530 million in 2009, representing over 10% of the Company’s current full-year expense base.

The balance sheet and capital management strategies initiated in the first half of this year have resulted in selling or replacing lower-yielding investment securities and mortgage loans with higher-yielding assets, de-levering the balance sheet, and using the resulting capital flexibility to repurchase shares through an accelerated share repurchase program and open-market purchases, which together totaled over $850 million in the second quarter. The Company’s capital management strategies also included the partial liquidation of the Coke holdings during the second quarter and the evaluation of alternatives for the remaining 43.7 million shares.

Several of the Company’s key financial performance measures improved as a result of these initiatives, as the return on assets and equity, net interest margin, and the efficiency ratio improved in the second quarter from the first quarter of 2007.

Second Quarter 2007 Consolidated Highlights

	2nd Quarter 2007	2nd Quarter 2006	% Change

Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$673.9	$544.0	24%
Net income available to common shareholders excluding Coke gain	528.3	544.0	(3)%
Net income per average common diluted share	1.89	1.49	27%
Net income per average common diluted share excluding Coke gain	1.48	1.49	(1)%
Revenue – fully taxable-equivalent	2,374.6	2,065.4	15%
Revenue – fully taxable-equivalent excluding Coke gain	2,139.8	2,065.4	4%
Provision for loan losses	104.7	51.8	102%
Noninterest income	1,154.6	875.4	32%
Noninterest income excluding Coke gain	919.8	875.4	5%
Noninterest expense	1,251.2	1,214.1	3%
Net interest margin	3.10%	3.00%
Efficiency ratio	52.69%	58.78%
Efficiency ratio excluding Coke gain	58.47%	58.78%

Balance Sheet
(Dollars in billions)
Average loans	$118.2	$120.1	(2)%
Average consumer and commercial deposits	97.9	97.2	1%

Capital Tier 1 capital ratio (1) Total average shareholders’ equity to total average assets Tangible equity to tangible assets	7.5% 9.96% 5.85%	7.31% 9.57% 5.81%

Asset Quality Net charge-offs to average loans (annualized) Nonperforming loans to total loans	0.30% 0.64%	0.10% 0.27%

(1) Current period Tier 1 capital ratio is estimated as of the earnings release date.

•

Net income available to common shareholders increased 24% and net income per average common diluted share increased 27% from the second quarter of 2006, due to a $145.6 million after-tax gain on sale of Coke stock. Excluding this gain, net income available to common shareholders decreased 3% and net income per average common diluted share decreased 1% from the second quarter of 2006 as fully taxable-equivalent revenue growth outpaced expense growth; however, this net growth was not enough to offset the $52.9 million, or 102%, increase in provision for loan losses.

•

Fully taxable-equivalent revenue increased 15% from the second quarter of 2006. Excluding the gain on sale of Coke stock, fully taxable-equivalent revenue increased 4% due to a 3% increase in fully taxable-equivalent net interest income and noninterest income growth of 5%. On a sequential annualized basis, excluding the gain on sale of Coke stock, fully taxable-equivalent revenue increased 14% from the first quarter of 2007.

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Fully taxable-equivalent net interest income increased 3% from the second quarter of 2006. Net interest margin for the second quarter of 2007 was 3.10%, a 10 basis point improvement from the second quarter of 2006. Compared to the first quarter of 2007, fully taxable-equivalent net interest income improved 11% on a sequential annualized basis and net interest margin improved 8 basis points. The increase in fully taxable-equivalent net interest income and net interest margin were largely the result of the balance sheet management strategies executed in the first and second quarters of 2007.

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Noninterest income growth from the second quarter of 2006 occurred across several categories, including increases in service charges on deposit accounts, retail investment services income, other charges and fees, card fees, mortgage production and servicing income, and other noninterest income, mainly due to gains generated on private equity investments and structured leasing transactions.

•

Noninterest expense increased 3% from the second quarter of 2006 due in part to the Company’s election to record certain newly-originated mortgage loans held-for-sale at fair value during the second quarter of 2007. This election resulted in a $12.4 million increase in compensation expense as origination costs associated with these loans are no longer deferred. Expense growth during the quarter was also affected by the reversal of a leverage leasing-related reserve in the second quarter of 2006 that reduced noninterest expense by $10.9 million in that period. Excluding the impact of these two items, expense growth was only 1%.

•

The efficiency ratio benefited from the positive operating leverage generated in the second quarter of 2007. The efficiency ratio was 52.69% for the second quarter of 2007; excluding the gain on sale of Coke stock, it was 58.47%. Both ratios reflect improvement from the second quarter of 2006 and first quarter of 2007.

•

Total average loans decreased 2% and total average consumer and commercial deposits increased 1% from the second quarter of 2006. The decline in loans was due to approximately $10 billion of loan sales associated with specific balance sheet management strategies that began in the second quarter of 2006 and were accelerated in the first half of 2007. Average consumer and commercial deposit growth was driven mainly by NOW account and consumer and other time deposit growth.

•

The tier 1 capital and tangible equity to tangible asset ratios increased as the Company took steps to improve these ratios over the past year, the most significant of which was the capital restructuring program executed in the second-half of 2006. The tier 1 capital ratio improved an estimated 19 basis points from June 30, 2006, to approximately 7.5% as of June 30, 2007, and the tangible equity to tangible asset ratio improved 4 basis points to 5.85% over the same period. The balance sheet management strategies executed in the first half of 2007 provided the Company enough flexibility to repurchase approximately $850 million, or 8.7 million shares, of common stock through an accelerated share repurchase agreement and open market purchases and still improve its capital ratios.

•

Annualized net charge-offs were 0.30% of average loans for the second quarter of 2007, up from 0.10% of average loans in the second quarter of 2006 and 0.21% of average loans in the first quarter of 2007. The increase reflects the normalization of the credit cycle from the historically low net charge-offs experienced in the first half of 2006 in addition to the negative impact from deterioration in certain segments of the consumer real estate market. The increase in net charge-offs was most pronounced in the commercial, home equity, and residential mortgage categories.

•

Nonperforming loans to total loans increased to 0.64% as of June 30, 2007, from 0.27% as of June 30, 2006, due mainly to an increase in residential mortgage nonperforming loans. The increase has been driven by the maturation of this portfolio and the deterioration of the credit quality in Alternative A (“Alt-A”) mortgage loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,374.6 million for the second quarter of 2007, up 15% from the second quarter of 2006. Excluding the gain on Coke stock, fully taxable-equivalent revenue increased 4% driven by growth in both net interest income and noninterest income. On a sequential annualized basis, excluding the gain on sale of Coke stock, fully taxable-equivalent revenue increased 14% from the first quarter of 2007.

For the six months ended June 30, 2007, fully taxable-equivalent revenue was $4,441.8 million, up 8% from the same period in 2006. Excluding the gain on Coke stock, fully taxable-equivalent revenue was up 2% from the six months ended June 30, 2006, also driven by growth in both net interest income and noninterest income.

Net Interest Income

Fully taxable-equivalent net interest income was $1,220.0 million in the second quarter of 2007, an increase of 3% from the second quarter of 2006. Net interest margin for the second quarter of 2007 was 3.10%, a 10 basis point improvement from the second quarter of 2006. On a sequential annualized basis, fully taxable-equivalent net interest income improved 11% from the first quarter of 2007. Net interest margin increased 8 basis points from the first quarter of 2007 marking the second consecutive 8 basis point sequential quarter improvement. The increases in both fully taxable-equivalent net interest income and net interest margin were driven mainly by the balance sheet management strategies executed in the first half of this year, which has resulted in improved yields on earning assets, as well as de-levering the balance sheet and reducing the level of higher-cost wholesale funding. Average earning asset yields increased 5 basis points compared to the first quarter of 2007, while average interest bearing liability costs remained flat.

For the six months ended June 30, 2007, fully taxable-equivalent net interest income was $2,408.2 million, up 1% from the same period in 2006 while the net interest margin remained flat at 3.06% for the six months ended June 30, 2007 and 2006. The stable fully taxable-equivalent net interest income and net interest margin over this period is mainly attributable to the balance sheet management strategies executed this year.

Noninterest Income

Total noninterest income was $1,154.6 million for the second quarter of 2007, up 32% from the second quarter of 2006 driven in large part by the $234.8 million gain on sale of Coke stock. Noninterest income excluding the Coke stock gain increased 5%. The increase was driven by growth in several areas, including retail investment services, card fees, mortgage production and servicing-related income, and other noninterest income. Growth in retail investment services income was driven by strong annuity sales. Card fee growth was due to higher interchange fees. Mortgage production fee growth was driven by record mortgage production in the second quarter of nearly $18 billion, a 20% increase over the second quarter of 2006, nearly $3 billion of portfolio loans sold in the second quarter of 2007, and the election in the second quarter to record certain newly-originated mortgage loans held-for-sale at fair value under the provisions of SFAS 159, thereby alleviating the burdens and complexities of qualifying for hedge accounting on the mortgage warehouse. This election impacts the timing of recognition of origination fees and costs, as well as servicing value. Specifically, origination fees and costs, which had been deferred and recognized as part of the gain/loss on sale of the loan, are now recognized in earnings at time of origination. The servicing value, which had been recorded at the time the loan was sold, is now included in the fair value of the loan and recognized at origination. Mortgage servicing income increased primarily due to higher servicing fee income derived from a larger serving portfolio, partially offset by lower gains from servicing asset sales. The increase in other noninterest income was due mainly to gains generated on private equity investments and structured leasing transactions, including a $23.4 million gain on one private equity investment transaction. Net of related expenses, the pre-tax impact on income from the transaction totaled $19.3 million, or $12.0 million after-tax. Negatively impacting noninterest income was a decline in trading income due to negative market value adjustments on assets and liabilities carried at fair value, as well as a decline in trust income due to the merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007 and the sale of the corporate bond trustee business in the third quarter of 2006.

On a sequential annualized basis excluding the Coke stock gain, noninterest income increased 19% from the first quarter of 2007 due to similar reasons noted previously for the growth over the second quarter of 2006. In addition, strong growth occurred in investment banking income led by an increase in securitization fees. Other items of note were an $11.6 million gain on the sale of servicing rights that accounted for the increase in mortgage servicing-related income over the first quarter of 2007, as well as the impact of the fair value adoption in the first quarter on trading income and mortgage production-related income. This explains a majority of the variance in these two categories on a sequential annualized basis as trading income was positively impacted and mortgage production-related income was negatively impacted by the fair value adoption in the first quarter.

For the six months ended June 30, 2007, noninterest income was $2,033.5 million, an increase of 18% from the same period in 2006. Excluding the gain on Coke stock, noninterest income increased 4% compared to the six months ended June 30, 2006. The factors contributing to the growth were similar to those noted for the growth over the same quarter of last year and on a sequential annualized basis.

Noninterest Expense

Total noninterest expense in the second quarter of 2007 was $1,251.2 million, up 3% from the second quarter of 2006. The second quarter of 2007 expense level included the impact of the Company’s election to record certain newly-originated mortgage loans held-for-sale at fair value. Under this election, costs associated with the origination of mortgage loans held-for-sale are recognized as a component of compensation expense when the loan is originated. Prior to election, these costs were deferred and recognized as part of the gain/loss on sale of the loan. The impact of this election was to increase compensation expense by $12.4 million in the quarter. Also impacting the rate of expense growth was the reversal of a leverage lease-related reserve in the second quarter of 2006 that reduced noninterest expense by $10.9 million. Excluding the impact of these two items, expense growth was only 1%, demonstrating the impact the E2 initiatives had on controlling expense growth. The initiatives generated $51.8 million of cost saves in the second quarter of 2007. Initial implementation costs associated with the E2 initiatives totaled $12.4 million in the second quarter of 2007 and were offset by E2-related corporate real estate gains of $13.2 million in the quarter. On a sequential annualized basis, taking into account the impact of electing to record certain newly-originated mortgage loans held-for-sale at fair value, initial implementation costs associated with the E2 initiative, and E2-related corporate real estate gains, expense growth was a modest 4%.

For the six months ended June 30, 2007, noninterest expense was $2,487.2 million, an increase of 2% compared to the same period in 2006. This increase was driven by initial implementation costs associated with E2 initiatives totaling $26.2 million in 2007, partially offset by corporate real estate gains of $17.4 million, as well as the $12.4 million of compensation expense associated with electing to record certain newly-originated mortgage loans held-for-sale at fair value and the benefit of the leverage lease-related reserve reversal in 2006. Taking these items into account, expense growth was only 1% compared to the six months ended June 30, 2006. The E2 initiatives have generated $80.6 million in cost savings for the six months ended June 30, 2007.

Balance Sheet

As of June 30, 2007, SunTrust had total assets of $180.3 billion. Shareholders’ equity of $17.4 billion as of June 30, 2007, represented 10% of total assets. Book value per common share was $48.33 as of June 30, 2007.

Loans

Average loans for the second quarter of 2007 were $118.2 billion, down nearly $2 billion, or 2%, from the second quarter of 2006. The decline was due to balance sheet management strategies implemented since the second quarter of 2006 and accelerated in the first half of 2007. The strategies resulted in the sale of nearly $10 billion in loans over the past year, which included the sale of approximately $5.9 billion in mortgage loans, $1.8 billion in student loans, and $1.9 billion in corporate loans. Average loans were down $3.4 billion from the first quarter of 2007 due to $4.1 billion in mortgages moved to loans held-for-sale late in the first quarter and $1.9 billion of corporate loans sold in March. Taking into account the loan sales, the Company had underlying loan growth across most categories.

Deposits

Average consumer and commercial deposits for the second quarter of 2007 were $97.9 billion, up 1% from the second quarter of 2006. The increase in deposits was driven by growth in NOW accounts and consumer and other time deposits. The growth in these categories was offset by declines in demand deposit, money market, and savings account balances. Given market conditions and the higher-rate environment, customer preference has been for higher-yielding products. This demand has driven the continuation of the deposit mix shift away from lower-rate products, such as demand deposits, toward higher-rate products, such as time deposits or other alternative investment products with higher returns. The alternative investment products include securities sold under agreement to repurchase and off-balance sheet products, such as STI Classic money market mutual funds. Total brokered and foreign deposits declined 12% from the second quarter of 2006, as the Company strategically reduced the size of its loan and securities portfolios thereby reducing reliance on these higher cost funding sources.

On a sequential annualized basis, average consumer and commercial deposits increased 1% from the first quarter of 2007, driven by an 8% sequential annualized increase in demand deposits. The Company continues to pursue deposit growth initiatives, as well as increasing our presence in specific markets within our footprint.

Capital

The tier 1 capital and tangible equity to tangible asset ratios increased as the Company took steps to improve these ratios over the past year, the most significant of which was the capital restructuring program executed in the second-half of 2006. The tier 1 capital ratio improved an estimated 19 basis points from June 30, 2006, to approximately 7.5% as of June 30, 2007, and the tangible equity to tangible asset ratio improved 4 basis points to 5.85% over the same period. Given the flexibility gained through the balance sheet management strategies executed in the first half of 2007, the Company repurchased 8.7 million shares of common stock for approximately $850 million through an accelerated share repurchase agreement and open-market purchases during the second quarter. Under the terms of the accelerated share repurchase agreement, which resulted in the repurchase of 8.0 million shares in the second quarter, the Company may receive up to 1.7 million additional shares at the expiration of the agreement’s term, which is now expected to occur in late August of 2007, without additional payment. The number of additional shares will be based on the weighted average share price of SunTrust common stock between now and the expiration date.

Asset Quality

Annualized net charge-offs in the second quarter of 2007 were 0.30% of average loans, up from 0.10% in the second quarter of 2006 and 0.21% in the first quarter of 2007. Net charge-offs were $88.3 million in the second quarter of 2007 compared to $29.1 million in the second quarter of 2006 and $62.9 million in the first quarter of 2007. The increase in net charge-offs over the second quarter of 2006 reflects the normalization in the credit cycle from historically low net charge-offs experienced in the first half of 2006 in addition to the negative impact from deterioration in certain segments of the consumer real estate market. The increase in net charge-offs from both the second quarter of 2006 and first quarter of 2007 was most pronounced in the commercial, home equity, and residential mortgage categories.

Nonperforming loans were $764.6 million, or 0.64% of total loans as of June 30, 2007, compared to $327.3 million, or 0.27% of total loans as of June 30, 2006, and $665.1 million, or 0.57% of total loans as of March 31, 2007. The increase in nonperforming loans compared to both periods was mainly due to an increase in residential mortgage nonperforming loans. The increase in residential mortgage nonperforming loans was driven by the maturation of this portfolio and the deterioration of credit quality in Alt-A mortgage loans, of which the majority is well-collateralized or insured.

The allowance for loan and lease losses increased $16.4 million from March 31, 2007, to $1,050.4 million as of June 30, 2007. The increase in the allowance for loan and lease losses was mainly attributable to a $1.9 billion increase in period-end loans compared to March 31, 2007, and the deterioration in certain segments of the consumer real estate market, and resulted in a $48.2 million increase in provision for loan losses compared to the first quarter of 2007. The allowance for loan and lease losses as of June 30, 2007, represented 0.88% of period-end loans consistent with March 31, 2007. The allowance for loan and lease losses as of June 30, 2007, represented 137% of period-end nonperforming loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s five business lines: Retail, Commercial, Corporate and Investment Banking, Mortgage and Wealth and Investment Management. All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income which is computed using matched-maturity funds transfer pricing. Further, provision expense is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision expense compared to net charge-offs, as well as equity and its related impact.

Retail

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change
Net income	$158.9	$184.0	(14) %

Revenue - fully taxable-equivalent	848.2	856.3	(1)

Average total loans	31,579.1	30,437.9	4

Average total deposits	68,743.8	69,539.7	(1)

Three Months Ended June 30, 2007 vs. 2006

Retail’s net income for the second quarter of 2007 was $158.9 million, a decrease of $25.0 million, or 14%, compared to the second quarter of 2006. The decrease was primarily the result of lower net interest income and higher net charge-offs partially offset by higher noninterest income.

Net interest income decreased $10.0 million, or 2%, driven by the continued shift in deposit mix to higher-rate deposit products and a $795.9 million, or 1%, decline in average deposits. Specifically, increases in higher-cost time deposits and certain NOW account products were more than offset by declines in lower-cost money market and demand deposit balances, as customer preference continues to favor higher-yielding deposit products. Net interest income was also negatively impacted by a $1.2 billion, or 68%, decrease in average loans held-for-sale, as Retail has strategically decreased exposure in relatively low spread, third-party student loans. Positively impacting net interest income was a $1.1 billion, or 4%, increase in average loans driven by growth in home equity, business banking, and newly-originated student loans. These increases were partially offset by a decrease in indirect auto loans.

Provision for loan losses increased $29.7 million reflecting normalization of the credit cycle from historically low net charge-offs experienced in the first half of 2006 in addition to the negative impact from deterioration in certain segments of the consumer real estate market. The increase compared to the second quarter of 2006 was most pronounced in home equity products.

Total noninterest income increased $1.9 million, or 1%, from the second quarter of 2006. This increase was driven primarily by increases in interchange income driven by higher transaction volume and increases in service charges on deposit accounts due to higher collection rates. These increases were partially offset by a decrease in gains on sales of student loans.

Total noninterest expense increased $2.6 million, or 1%, from the second quarter of 2006. Increases in personnel expense related to investments in the branch distribution network and business banking were partially offset by a decrease in amortization of core deposit intangibles.

Six Months Ended June 30, 2007 vs. 2006

Retail’s net income for the six months ended June 30, 2007, was $320.1 million, a decrease of $34.7 million, or 10%, compared to the same period in 2006. The decrease was primarily the result of lower net interest income and higher net charge-offs.

Net interest income decreased $9.1 million, or 1%, driven by the continued shift in deposit mix to higher-rate deposit products. Average deposits increased $630.7 million, or 1%, as increases in higher-cost time deposits and certain NOW account products were partially offset by declines in lower-cost money market and demand deposit balances, as customer preference continues to favor higher-yielding deposit products. Net interest income was also negatively impacted by a $1.0 billion, or 58%, decrease in average loans held-for-sale, as Retail has strategically decreased exposure in relatively low spread, third-party student loans. Positively impacting net interest income was a $569.9 million, or 2%, increase in average loans driven by growth in home equity and business banking loans. These increases were partially offset by a decrease in indirect auto and student loans.

Provision for loan losses increased $55.0 million reflecting normalization of the credit cycle from historically low net charge-offs experienced in the first half of 2006 in addition to the negative impact from deterioration in certain segments of the consumer real estate market. The increase compared to the first half of 2006 was most pronounced in home equity products.

Total noninterest income increased $3.4 million, or 1%. This increase was driven primarily by increases in interchange income driven by higher transaction volume and increases in service charges on deposit accounts due to higher collection rates. These increases were partially offset by a decrease in gains on sales of student loans.

Total noninterest expense decreased $4.8 million, or less than 1%. Decreases in amortization of core deposit intangibles, new loan production expense, and shared corporate expenses were partially offset by an increase in personnel expense related to investments in the branch distribution network and business banking.

Commercial

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change
Net income	$100.6	$107.1	(6) %

Revenue - fully taxable-equivalent	303.7	312.8	(3)

Average total loans	33,258.5	32,821.8	1

Average total deposits	14,275.6	13,641.3	5

Three Months Ended June 30, 2007 vs. 2006

Commercial’s net income for the second quarter of 2007 was $100.6 million, a decrease of $6.5 million, or 6%. The decrease was primarily driven by lower net interest income partially offset by higher noninterest income.

Net interest income decreased $12.6 million, or 5%, as the continued shift in deposit mix to higher-rate products decreased net interest income $11.4 million. The compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW account and off-balance sheet sweep products. Total average deposits increased $634.2 million, or 5%, as increases in institutional and government deposits were partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans increased $436.7 million, or 1%, resulting in a $0.6 million increase in net interest income. The average loan growth was most prominent in construction and commercial lending products.

Provision for loan losses increased $1.1 million compared to the second quarter of 2006.

Total noninterest income increased $3.4 million, or 5%, driven by increases in service charges on deposit accounts and other miscellaneous income, partially offset by a decrease in business credit card income.

Total noninterest expense decreased $2.6 million, or 2%. Decreases in various discretionary expenses, credit and collection services expenses, and shared corporate expenses were partially offset by increased Affordable Housing-related expenses.

Six Months Ended June 30, 2007 vs. 2006

Commercial’s net income for the six months ended June 30, 2007, was $198.8 million, a decrease of $11.9 million, or 6%. The decrease was primarily driven by lower net interest income partially offset by higher noninterest income and lower noninterest expense.

Net interest income decreased $20.2 million, or 4%, as the continued shift in deposit mix to higher-rate deposit products decreased net interest income $20.7 million. The compression in deposit spreads was primarily due to a decrease in demand deposits, as customers redeployed liquidity in the current rate environment to higher-yielding NOW account and off-balance sheet sweep products. Total average deposits increased $577.1 million, or 4%, as increases in institutional and government deposits were partially offset by decreases in lower-cost demand deposits and money market accounts. Average loans increased $836.6 million, or 3%, resulting in a $3.7 million increase in net interest income. The average loan growth was most prominent in construction lending products.

Provision for loan losses increased $5.2 million, or 93%, compared to the same period in 2006. The increase was most prominent in commercial loan products.

Total noninterest income increased $3.3 million, or 2%, driven by increases in service charges on deposits, other miscellaneous income, and higher Bankcard and Capital Markets referral revenue, partially offset by a decrease in business credit card income.

Total noninterest expense decreased $4.2 million, or 1%. Decreases in various discretionary expenses, credit and collection services expenses, and shared corporate expenses were partially offset by increased Affordable Housing-related expenses.

Corporate and Investment Banking

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change
Net income	$66.1	$62.4	6%

Revenue - fully taxable-equivalent	252.6	216.5	17

Average total loans	15,234.7	16,394.8	(7)

Average total deposits	2,779.9	2,999.1	(7)

Three Months Ended June 30, 2007 vs. 2006

Corporate and Investment Banking’s net income for the second quarter of 2007 was $66.1 million, an increase of $3.7 million, or 6%. The increase was primarily driven by higher noninterest income, partially offset by higher noninterest expense and net charge-offs.

Net interest income decreased $3.8 million, or 7%, due to a decrease in average loans and compression of deposit spreads. Average loan balances decreased $1.2 billion, or 7%, as the impact of a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007 was partially offset by growth in corporate banking loans and lease financing assets. Average deposits decreased $219.2 million, or 7%, driven by lower demand deposits. Partially offsetting the decline in net interest income due to decreased loans and deposits was an increase driven by capital markets trading assets at improved spreads.

Provision for loan losses increased to $14.6 million from a net recovery of $0.4 million. The increase was mainly in the corporate banking and leasing portfolios.

Total noninterest income increased $39.9 million, or 25%, mainly driven by private equity investment gains and syndication, primary bond, structured leasing, and securitization activities. One private equity investment transaction generated a $23.4 million gain, and net of related expenses, the pre-tax impact on income was $19.3 million. These increases were partially offset by lower fixed income trading revenue.

Total noninterest expense increased $15.2 million, or 13%, driven by increased incentive-based compensation due to increased revenue and the reversal of the leveraged lease-related reserve in the second quarter of 2006. This increase was partially offset by lower shared corporate expenses.

Six Months Ended June 30, 2007 vs. 2006

Corporate and Investment Banking’s net income for the six months ended June 30, 2007, was $109.3 million, a decrease of $10.0 million, or 8%. The decrease was primarily due to a decrease in net interest income and higher net charge-offs, partially offset by growth in noninterest income.

Net interest income decreased $19.2 million, or 15%, as a decrease in average loans and compression of deposit spreads resulted in a $16.7 million decline in net interest income. Average loan balances decreased $445.0 million, or 3%, as the impact of a $1.9 billion structured asset sale of corporate loans in the first quarter of 2007 was partially offset by growth in corporate banking loans and lease financing assets. Average deposits decreased $547.4 million, or 16%, as a result of lower demand deposit balances and a reduction in certain bid-category products the business elected not to bid on due to their high cost in relation to alternative funding sources. This led to net interest income compression from deposits of $3.6 million. Positively impacting net interest income was an increase in capital markets trading assets at improved spreads.

Provision for loan losses increased to $16.9 million from a net recovery of $0.8 million. The increase was mainly in the corporate banking and leasing portfolios.

Total noninterest income increased $29.1 million, or 9%, mainly driven by private equity investment gains and primary bond and syndication activities. One private equity investment transaction generated a $23.4 million gain, and net of related expenses, the pre-tax impact on income was $19.3 million. These increases were partially offset by lower income from fixed income trading, equity offerings, M&A, and securitization activities.

Total noninterest expense increased $8.2 million, or 3%, driven by increased incentive-based compensation due to increased revenue and the reversal of the leveraged lease-related reserve in the second quarter of 2006. This increase was partially offset by lower shared corporate expenses.

Mortgage

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change
Net income	$42.1	$61.9	(32) %

Revenue - fully taxable-equivalent	272.4	249.7	9

Average total loans	29,447.5	32,009.1	(8)

Average total deposits	2,378.6	1,843.2	29

Three Months Ended June 30, 2007 vs 2006

Mortgage’s net income for the second quarter of 2007 was $42.1 million, a decrease of $19.8 million, or 32%, compared to the second quarter of 2006. The decline was driven by narrower secondary marketing margins, losses associated with prior Alt-A product originations, lower income from sales of servicing assets, and higher volume-related expense. Positively impacting net income were higher fee income from record production, record loan sales, and a larger servicing portfolio.

Net interest income decreased $13.9 million, or 9%, driven primarily by decreases in average loans held-for-investment and compression of loan spreads which resulted in an $18.3 million decline in net interest income. Average loans, primarily residential mortgage and residential construction loans, declined $2.6 billion, or 8%, due to balance sheet management strategies initiated in the second half of 2006 and accelerated in the first half of 2007. Average loans held-for-sale increased $4.9 billion, or 65%, however, due to compressed spreads, net interest income declined $0.6 million. The increase in average loans held-for-sale was primarily due to the first quarter transfer of $4.1 billion of portfolio loans to the held for sale category. Average deposits were up $0.5 billion, or 29%, due to growth in escrow balances associated with higher servicing balances and positively impacted net interest income $7.1 million.

Provision for loan losses increased $10.9 million primarily due to higher Alt-A loan charge-offs. The Company is no longer originating Alt-A products for the held for investment portfolio.

Total noninterest income increased $36.6 million, or 36%, due to higher mortgage production and servicing income. The $5.5 million increase in mortgage production income was driven by record production and delivery volumes, partially offset by narrower secondary margins and higher losses, largely attributable to prior Alt-A production. Production volume of $18.0 billion was an increase of 19% and sales volumes of $14.2 billion was an increase of 46% over the second quarter of 2006. Mortgage production income was also favorably impacted by the election in May 2007 to record certain newly-originated mortgage loans held-for-sale at fair value under the provisions of SFAS 159, which alleviated the burdens and complexities of qualifying for hedge accounting on the mortgage warehouse. This election impacts the timing of recognition of origination fees and costs, as well as servicing value. Specifically, origination fees and costs, which had been deferred and recognized as part of the gain/loss on sale of the loan, are now recognized in earnings at time of origination. The servicing value, which had been recorded at the time the loan was sold, is now included in the fair value of the loan and recognized at origination. Mortgage servicing income increased $14.0 million, or 45%, primarily due to higher servicing fee income derived from a larger serving portfolio, partially offset by lower gains from servicing asset sales. At June 30, 2007, total loans serviced were $150.5 billion, up $29.0 billion, or 24%, from June 30, 2006. Other noninterest income was up $17.1 million due to higher insurance income and hedge gains associated with loans held at fair value, which were partially offset by corresponding loan losses in production income.

Total noninterest expense was up $44.2 million, or 29%. The second quarter of 2007 expense level included the impact of the Company’s election to record certain newly-originated mortgage loans held-for-sale at fair value. Under this election, costs associated with the origination of mortgage loans held-for-sale are recognized at the point of origination. Prior to the fair value election, these costs were deferred at origination and recognized as part of the gain/loss in noninterest income at the point of sale to the investor. Also driving the higher expense level was an increase in expense associated with record production volumes and operating losses incurred in the second quarter related to application fraud. The application fraud primarily relates to customer misstatements of income and/or assets on Alt-A products originated in prior periods.

Six Months Ended June 30, 2007 vs 2006

Mortgage’s net income for the six months ended June 30, 2007, was $49.6 million, a decline of $90.0 million or 64%. The decline was the result of narrower secondary marketing margins, losses associated with prior Alt-A product originations, lower income from sales of servicing assets, and higher volume-related expense. Positively impacting net income was improved fee income from higher production volumes, higher sales volumes, and a larger servicing portfolio.

Net interest income decreased $32.0 million, or 11%, due to lower income on portfolio loans and loans held-for-sale. Net interest income on loans was reduced $17.0 million and net interest income on loans held-for-sale was reduced $19.5 million due to spread compression resulting from higher short-term interest rates. Average loans increased $0.4 billion, or 1%, and average loans held-for-sale increased $2.9 billion, or 35%. The increase in loans held-for-sale was primarily due to the first quarter 2007 transfer of $4.1 billion of portfolio loans to loans held-for-sale. Average deposits increased $0.4 billion, or 27%, due to higher escrow balances associated with higher servicing balances and positively impacted net interest income $11.9 million.

Provision for loan losses increased $18.3 million due to higher Alt-A loan charge-offs. The Company is no longer originating Alt-A products for the held for investment portfolio.

Total noninterest income declined $45.3 million, or 21%, due to lower mortgage production income, slightly offset by higher mortgage servicing income. Mortgage production income declined $71.2 million, or 59%, as the benefits from higher production and sales volumes were more than offset by lower secondary marketing margins and losses on Alt-A loans originated in prior periods. Loan production was $32.8 billion, up $6.2 billion, or 23%, and loan sales to investors were $27.3 billion, up $7.3 billion, or 36%. Servicing income increased $4.7 million, or 6%, due to higher servicing fee income derived from a larger servicing portfolio and slightly lower amortization of servicing rights. This increase was substantially offset by lower gains on sales of servicing assets from the same period in 2006. Other noninterest income was up $21.3 million due to higher insurance income and favorable hedge results on fair value assets which were partially offset by corresponding loan losses in production income.

Total noninterest expense was up $50.7 million, or 17%, due partly to the Company’s election to record certain newly-originated mortgage loans held-for-sale at fair value, under which certain loan origination costs previously deferred are now recognized at time of origination. Also driving the higher expense level was higher expense associated with stronger production volumes and operating losses related to application fraud. The application fraud primarily relates to customer misstatements of income and/or assets on Alt-A products originated in prior periods.

Wealth and Investment Management

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change
Net income	$53.3	$57.5	(7) %

Revenue - fully taxable-equivalent	336.0	342.3	(2)

Average total loans	8,026.1	8,063.7	(1)

Average total deposits	9,869.9	9,158.4	8

Three Months Ended June 30, 2007 vs. 2006

Wealth and Investment Management’s net income for the second quarter of 2007 was $53.3 million, a decrease of $4.2 million, or 7%, compared to the second quarter of 2006. The decrease was primarily driven by the impact of the merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007, the sale of the corporate bond trustee business in the third quarter of 2006, and lower net interest income, partially offset by strong growth in retail investment income and lower noninterest expense.

Net interest income decreased $4.2 million, or 5%, due primarily to a shift in deposit mix to higher-cost products as customer preference continues to favor higher-yielding deposit products. Average deposits increased $0.7 billion, or 8%, due to an increase in higher-cost NOW accounts and time deposits, partially offset by declines in lower-cost demand and money market deposits. Average loans decreased slightly as a result of lower consumer mortgages and commercial real estate balances, partially offset by growth in personal credit lines.

Provision for loan losses increased $2.2 million primarily due to higher home equity net charge-offs.

Total noninterest income decreased $2.1 million, or 1%, primarily driven by a decline in trust revenue from the Lighthouse Partners merger and the sale of the corporate bond trustee business. Retail investment income increased $13.6 million, or 24%, due to higher recurring and transactional revenue, with annuity sales exhibiting particular strength.

Total noninterest expense decreased $1.4 million, or 1%, primarily driven by decreased expenses resulting from the Lighthouse Partners merger and a reduction in shared corporate costs, partially offset by increased intangible amortization and staff expenses.

End of period assets under management were approximately $139.1 billion compared to $135.0 billion as of the same period last year. Approximately $5.4 billion of Lighthouse Partners assets were merged into Lighthouse Investment Partners and were not included in the June 30, 2007, total. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $249.9 billion, which includes $139.1 billion in assets under management, $60.3 billion in non-managed trust assets, $42.5 billion in retail brokerage assets, and $7.9 billion in non-managed corporate trust assets. Approximately $21.2 billion in non-managed corporate trust assets were sold at the time of the corporate bond trustee transaction.

Six Months Ended June 30, 2007 vs. 2006

Wealth and Investment Management’s net income for the six months ended June 30, 2007, was $120.7 million, an increase of $16.3 million, or 16%, compared to the same period in 2006. The growth was driven primarily by a gain on sale upon the merger of Lighthouse Partners into Lighthouse Investment Partners and increased retail investment income, partially offset by lower net interest income and higher noninterest expenses.

Net interest income decreased $5.1 million, or 3%, as the continued shift in deposit mix to higher-cost products compressed deposit spreads, decreasing net interest income $5.3 million. Average deposits increased $0.7 billion, or 7%, due to increases in higher-cost NOW account products and time deposit balances, partially offset by decreases in lower-cost demand and money market deposits. Average loans increased slightly with most growth coming in consumer loans, partially offset by a decline in consumer mortgages.

Provision for loan losses increased $3.1 million primarily due to higher home equity net charge-offs.

Total noninterest income increased $44.1 million, or 9%, primarily driven by a $32.3 million gain on sale upon merger of Lighthouse Partners. Additionally, retail investment income increased due to higher recurring and transactional revenue, mainly annuity sales. Trust income decreased due to the merger of Lighthouse Partners and the sale of the corporate bond trustee business.

Total noninterest expense increased $11.4 million, or 2%. Growth was primarily attributable to increases in staff and intangible amortization expenses, partially offset by a decrease in shared corporate expenses.

Corporate Other and Treasury

preliminary data (in millions)	2nd Quarter 2007	2nd Quarter 2006	% Change

Net income	$260.3	$71.1	266%

Net income excluding gain on sale of shares of Coke	$114.7	$71.1	61

Average securities available for sale	17,524.4	25,494.2	(31)

Three Months Ended June 30, 2007 vs. 2006

Corporate Other and Treasury’s net income for the second quarter of 2007 was $260.3 million, an increase of $189.2 million compared to the second quarter of 2006 and was mainly driven by the $145.6 million after-tax gain on sale of Coke stock and an increase in net interest income due to balance sheet management strategies executed in the first half of this year.

The balance sheet management strategies resulted in improved yields on earning assets, as well as de-levering the balance sheet and reducing the level of higher-cost wholesale funding. This was mainly responsible for the $74.3 million increase in net interest income. Total average assets decreased $7.8 billion, or 23.0%, mainly due to a reduction in the size of the investment portfolio designed to reduce the Company’s reliance on wholesale funding sources and increase the capacity to fund future loan growth. Total average deposits decreased $3.3 billion, or 12.2%, mainly due to a decrease in brokered and foreign deposits that resulted from the wholesale funding reduction.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, decreased $6.1 million.

Total noninterest income increased $199.5 million driven by the $234.8 million pre-tax gain on sale of Coke stock, partially offset by a $21.4 million decrease in trading income due to negative market value adjustments on certain assets and liabilities carried at fair value.

Total noninterest expense decreased $21.0 million compared to the second quarter of 2006 demonstrating the impact the E2 Efficiency and Productivity Program had on controlling expense growth. This decline was mainly due to a reduction in total staff expenses in support functions, as well as reduced advertising and consulting expenses.

Six Months Ended June 30, 2007 vs. 2006

Corporate Other and Treasury’s net income for the six months ended June 30, 2006, was $404.1 million, an increase of $257.5 million compared to the same period in 2006 and was mainly driven by the $145.6 million after-tax gain on sale of Coke stock and an increase in net interest income due to the aforementioned balance sheet management strategies executed in the first half of this year.

Net interest income increased $104.5 million due to the balance sheet management strategies. Total average assets decreased $5.0 billion, or 14.8%, mainly due to the reduction in the size of the investment portfolio related to the strategies. Total average deposits decreased $0.7 billion, or 2.8%, mainly due to a decrease in brokered and foreign deposits also related to the strategies.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, decreased $23.2 million.

Total noninterest income increased $272.0 million driven by the $234.8 million pre-tax gain on sale of Coke stock and a $53.0 million increase in trading profits driven by net positive market value adjustments on certain assets and liabilities carried at fair value.

Total noninterest expense decreased $14.7 million, demonstrating the impact the E2 Efficiency and Productivity Program had on controlling expense growth. This decline was mainly due to a reduction in total staff expenses in support functions, as well as reduced advertising and consulting expenses.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”. This information is also included in a current report on Form 8-K filed with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call on July 19, 2007, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q07; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q07; Leader: Greg Ketron). A replay of the call will be available beginning July 19, 2007, and ending August 2, 2007, by dialing 1-866-418-1754 (domestic) or 1-203-369-0746 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “2nd Quarter Earnings Release.” Beginning the afternoon of July 19, 2007, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management, and on information currently available to management, and speak as of the date hereof. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: changes in general business or economic conditions or the competitive banking environment; changes in market interest rates or capital markets; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for residential or commercial real estate; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; hurricanes and other natural disasters; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; litigation; the potential that the Company may acquire other institutions or may divest certain portions of its business; changes in accounting principles, policies, or guidelines; and we carry certain financial instruments at fair value and are subject to market risk.

The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30%				Six Months Ended June 30%
	2007		2006	Change	2007	2006	Change
EARNINGS & DIVIDENDS
Net income	$681.4		$544.0	25.3%	$1,202.7	$1,075.5	11.8%
Net income available to common shareholders	673.9		544.0	23.9	1,187.8	1,075.5	10.4
Net income available to common shareholders excluding gain on sale of shares of The Coca-Cola Company [1]	528.3		544.0	(2.9)	1,042.3	1,075.5	(3.1)
Total revenue - FTE [2]	2,374.6		2,065.4	15.0	4,441.8	4,116.3	7.9
Total revenue - FTE excluding net securities gains and losses [1]	2,138.2		2,059.5	3.8	4,205.3	4,110.3	2.3
Total revenue - FTE excluding gain on sale of shares of The Coca-Cola Company [1]	2,139.8		2,065.4	3.6	4,206.9	4,116.3	2.2
Net income per average common share
Diluted	1.89		1.49	26.8	3.33	2.96	12.5
Diluted excluding gain on sale of shares of The Coca-Cola Company [1]	1.48		1.49	(0.7)	2.92	2.96	(1.4)
Basic	1.91		1.51	26.5	3.37	2.98	13.1
Dividends paid per average common share	0.73		0.61	19.4	1.46	1.22	19.6

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$179,996		$180,744	(0.4)%	$180,747	$179,190	0.9%
Earning assets	157,594		158,889	(0.8)	158,529	157,325	0.8
Loans	118,165		120,145	(1.6)	119,831	118,214	1.4
Consumer and commercial deposits	97,927		97,172	0.8	97,860	96,238	1.7
Brokered and foreign deposits	23,983		27,194	(11.8)	25,341	25,930	(2.3)
Total shareholders’ equity	17,928		17,304	3.6	17,825	17,179	3.8

As of
Total assets	180,314		181,143	(0.5)
Earning assets	157,095		158,845	(1.1)
Loans	118,788		120,243	(1.2)
Allowance for loan and lease losses	1,050		1,062	(1.1)
Consumer and commercial deposits	97,822		99,042	(1.2)
Brokered and foreign deposits	25,069		25,811	(2.9)
Total shareholders’ equity	17,369		17,424	(0.3)

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.52%		1.21%	25.6%	1.34%	1.21%	10.7%
Return on average assets less net unrealized securities gains [1]	1.18		1.18	-	1.16	1.19	(2.5)
Return on average common shareholders’ equity	15.51		12.61	23.0	13.83	12.63	9.5
Return on average realized common shareholders’ equity [1]	12.71		12.90	(1.5)	12.63	12.98	(2.7)
Net interest margin [2]	3.10		3.00	3.3	3.06	3.06	-
Efficiency ratio [2]	52.69		58.78	(10.4)	56.00	59.29	(5.6)
Tangible efficiency ratio [1]	51.64		57.53	(10.2)	54.91	58.00	(5.3)
Effective tax rate	31.45		30.10	4.5	31.08	30.56	1.7
Tier 1 capital ratio	7.5	[3]	7.31	2.7
Total capital ratio	10.8	[3]	10.70	0.7
Tier 1 leverage ratio	7.1	[3]	6.82	4.1
Total average shareholders’ equity to total average assets	9.96		9.57	4.0	9.86	9.59	2.9
Tangible equity to tangible assets [1]	5.85		5.81	0.7

Full-time equivalent employees	33,241		34,155	(2.7)
Number of ATMs	2,533		2,564	(1.2)
Full service banking offices	1,685		1,695	(0.6)
Traditional	1,338		1,342	(0.3)
In-store	347		353	(1.7)

Book value per common share	$48.33		$47.85	1.0
Market price:
High	94.18		78.33	20.2	94.18	78.33	20.2
Low	78.16		72.56	7.7	78.16	69.68	12.2
Close	85.74		76.26	12.4	85.74	76.26	12.4
Market capitalization	29,928		27,768	7.8

Average common shares outstanding (000s)
Diluted	356,008		364,391	(2.3)	356,608	363,917	(2.0)
Basic	351,987		361,267	(2.6)	352,713	360,604	(2.2)

[1]	See Appendix A for a reconcilement of non-GAAP performance measures.
[2]

Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30 2007		March 31 2007	December 31 2006	September 30 2006	June 30 2006
EARNINGS & DIVIDENDS
Net income	$681.4		$521.3	$506.3	$535.6	$544.0
Net income available to common shareholders	673.9		513.9	498.6	535.6	544.0
Net income available to common shareholders excluding gain on sale of shares of The Coca-Cola Company [1]	528.3		513.9	498.6	535.6	544.0
Total revenue - FTE [2]	2,374.6		2,067.2	2,067.7	2,032.8	2,065.4
Total revenue - FTE excluding net securities gains and losses and net gain on sale of Bond Trustee business [1]	2,138.2		2,067.2	2,032.4	2,011.8	2,059.5
Total revenue - FTE excluding gain on sale of shares of The Coca-Cola Company [1]	2,139.8		2,067.2	2,067.7	2,032.8	2,065.4
Net income per average common share
Diluted	1.89		1.44	1.39	1.47	1.49
Diluted, excluding gain on sale of shares of The Coca-Cola Company [1]	1.48		1.44	1.39	1.47	1.49
Basic	1.91		1.45	1.41	1.48	1.51
Dividends paid per average common share	0.73		0.73	0.61	0.61	0.61

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$179,996		$181,506	$182,343	$180,501	$180,744
Earning assets	157,594		159,474	160,115	158,915	158,889
Loans	118,165		121,515	121,364	120,742	120,145
Consumer and commercial deposits	97,927		97,792	98,553	97,643	97,172
Brokered and foreign deposits	23,983		26,714	26,124	27,958	27,194
Total shareholders’ equity	17,928		17,720	18,155	17,662	17,304

As of
Total assets	180,314		186,385	182,162	183,105	181,143
Earning assets	157,095		163,299	159,064	160,288	158,845
Loans	118,788		116,913	121,454	121,237	120,243
Allowance for loan and lease losses	1,050		1,034	1,045	1,087	1,062
Consumer and commercial deposits	97,822		99,875	99,776	98,684	99,042
Brokered and foreign deposits	25,069		23,563	24,246	25,709	25,811
Total shareholders’ equity	17,369		17,969	17,814	18,589	17,424

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.52%		1.16%	1.10%	1.18%	1.21%
Return on average assets less net unrealized securities gains [1]	1.18		1.15	1.04	1.28	1.18
Return on average common shareholders’ equity	15.51		12.10	11.20	12.10	12.61
Return on average realized common shareholders’ equity [1]	12.71		12.54	11.17	13.73	12.90
Net interest margin [2]	3.10		3.02	2.94	2.93	3.00
Efficiency ratio [2]	52.69		59.79	59.67	59.30	58.78
Tangible efficiency ratio [1]	51.64		58.65	58.49	58.03	57.53
Effective tax rate	31.45		30.59	27.07	27.94	30.10
Tier 1 capital ratio	7.5	[3]	7.60	7.72	7.70	7.31
Total capital ratio	10.8	[3]	10.94	11.11	11.07	10.70
Tier 1 leverage ratio	7.1	[3]	7.24	7.23	7.27	6.82
Total average shareholders’ equity to total average assets	9.96		9.76	9.96	9.78	9.57
Tangible equity to tangible assets [1]	5.85		5.97	6.03	6.42	5.81

Full-time equivalent employees	33,241		33,397	33,599	34,293	34,155
Number of ATMs	2,533		2,543	2,569	2,568	2,564
Full service banking offices	1,685		1,691	1,701	1,699	1,695
Traditional	1,338		1,338	1,349	1,347	1,342
In-store	347		353	352	352	353
Book value per common share	$48.33		$49.00	$48.78	$49.71	$47.85
Market price:
High	94.18		87.43	85.64	81.59	78.33
Low	78.16		80.76	76.76	75.11	72.56
Close	85.74		83.04	84.45	77.28	76.26
Market capitalization	29,928		29,604	29,972	28,120	27,768
Average common shares outstanding (000s)
Diluted	356,008		357,214	358,292	365,121	364,391
Basic	351,987		353,448	354,677	361,805	361,267

[1]	See Appendix A for a reconcilement of non-GAAP performance measures.
[2]

Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of June 30		Increase/(Decrease)[3]
	2007	2006	Amount	%
ASSETS
Cash and due from banks	$4,254,430	$4,214,076	$40,354	1.0%
Interest-bearing deposits in other banks	25,991	29,733	(3,742)	(12.6)
Funds sold and securities purchased under agreements to resell	1,143,995	942,983	201,012	21.3
Trading assets	13,044,972	2,621,940	10,423,032	NM
Securities available for sale [1]	14,725,957	26,542,900	(11,816,943)	(44.5)
Loans held for sale (loans at fair value: $6,494,602 as of June 30, 2007)	12,474,932	10,819,967	1,654,965	15.3
Loans:
Commercial	34,362,837	35,159,832	(796,995)	(2.3)
Real estate:
Home equity lines	14,303,659	13,894,177	409,482	2.9
Construction	14,417,949	13,099,808	1,318,141	10.1
Residential mortgages	30,759,216	32,844,670	(2,085,454)	(6.3)
Commercial real estate	12,416,329	12,575,092	(158,763)	(1.3)
Consumer:
Direct	4,391,739	4,237,332	154,407	3.6
Indirect	7,739,369	8,113,741	(374,372)	(4.6)
Credit card	396,624	318,493	78,131	24.5

Total loans	118,787,722	120,243,145	(1,455,423)	(1.2)
Allowance for loan and lease losses	(1,050,362)	(1,061,862)	(11,500)	(1.1)

Net loans	117,737,360	119,181,283	(1,443,923)	(1.2)
Goodwill	6,897,050	6,900,222	(3,172)	-
Other intangible assets	1,290,460	1,141,346	149,114	13.1
Other assets	8,719,225	8,748,994	(29,769)	(0.3)

Total assets [2]	$180,314,372	$181,143,444	($829,072)	(0.5)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,725,654	$24,243,088	($1,517,434)	(6.3)%
Interest-bearing consumer and commercial deposits:
NOW accounts	20,255,930	17,194,199	3,061,731	17.8
Money market accounts	21,645,616	24,627,018	(2,981,402)	(12.1)
Savings	4,698,516	5,556,847	(858,331)	(15.4)
Consumer time	16,745,010	16,134,694	610,316	3.8
Other time	11,751,246	11,285,875	465,371	4.1

Total consumer and commercial deposits	97,821,972	99,041,721	(1,219,749)	(1.2)
Brokered deposits (CDs at fair value: $282,889 as of June 30, 2007; $62,419 as of June 30, 2006)	16,659,978	18,425,635	(1,765,657)	(9.6)
Foreign deposits	8,408,752	7,385,081	1,023,671	13.9

Total deposits	122,890,702	124,852,437	(1,961,735)	(1.6)
Funds purchased	3,405,459	4,527,339	(1,121,880)	(24.8)
Securities sold under agreements to repurchase	6,081,096	7,158,914	(1,077,818)	(15.1)
Other short-term borrowings	2,083,518	1,438,891	644,627	44.8
Long-term debt (notes at fair value: $6,757,188 as of June 30, 2007)	20,604,933	18,222,162	2,382,771	13.1
Trading liabilities	2,156,279	1,574,107	582,172	37.0
Other liabilities	5,723,532	5,945,674	(222,142)	(3.7)

Total liabilities	162,945,519	163,719,524	(774,005)	(0.5)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	-	500,000	100.0
Common stock, $1.00 par value	370,578	370,578	-	-
Additional paid in capital	6,589,387	6,751,929	(162,542)	(2.4)
Retained earnings	10,739,449	9,943,155	796,294	8.0
Treasury stock, at cost, and other	(1,751,449)	(418,262)	(1,333,187)	NM
Accumulated other comprehensive income	920,888	776,520	144,368	18.6

Total shareholders’ equity	17,368,853	17,423,920	(55,067)	(0.3)

Total liabilities and shareholders’ equity	$180,314,372	$181,143,444	($829,072)	(0.5)

Common shares outstanding	349,052,800	364,129,209	(15,076,409)	(4.1)
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	5,000	-	5,000	100.0
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	21,525,598	6,449,189	15,076,409	NM

[1] Includes net unrealized gains of	$2,035,623	$1,309,753	$725,870	55.4%
[2] Includes earning assets of	157,094,873	158,845,216	(1,750,343)	(1.1)
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	June 30 2007	March 31 2007	December 31 2006	September 30 2006	June 30 2006
ASSETS
Cash and due from banks	$4,254,430	$3,867,957	$4,235,889	$4,066,173	$4,214,076
Interest-bearing deposits in other banks	25,991	21,974	21,810	39,982	29,733
Funds sold and securities purchased under agreements to resell	1,143,995	883,833	1,050,046	1,147,423	942,983
Trading assets	13,044,972	21,545,502	2,777,629	3,675,917	2,621,940
Securities available for sale [1]	14,725,957	13,163,036	25,101,715	25,553,320	26,542,900
Loans held for sale	12,474,932	14,067,788	11,790,122	11,501,646	10,819,967
Loans:
Commercial	34,362,837	33,484,170	34,613,882	35,018,715	35,159,832
Real estate:
Home equity lines	14,303,659	14,039,685	14,102,655	14,014,617	13,894,177
Construction	14,417,949	14,175,478	13,892,988	13,595,924	13,099,808
Residential mortgages	30,759,216	30,248,543	33,830,101	33,711,399	32,844,670
Commercial real estate	12,416,329	12,454,475	12,567,824	12,459,023	12,575,092
Consumer:
Direct	4,391,739	4,293,308	4,160,091	4,082,257	4,237,332
Indirect	7,739,369	7,840,962	7,936,102	8,022,512	8,113,741
Credit card	396,624	375,938	350,690	332,947	318,493

Total loans	118,787,722	116,912,559	121,454,333	121,237,394	120,243,145
Allowance for loan and lease losses	(1,050,362)	(1,033,939)	(1,044,521)	(1,087,316)	(1,061,862)

Net loans	117,737,360	115,878,620	120,409,812	120,150,078	119,181,283
Goodwill	6,897,050	6,896,723	6,889,860	6,903,001	6,900,222
Other intangible assets	1,290,460	1,293,457	1,181,984	1,120,102	1,141,346
Other assets	8,719,225	8,765,951	8,702,742	8,946,911	8,748,994

Total assets [2]	$180,314,372	$186,384,841	$182,161,609	$183,104,553	$181,143,444

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,725,654	$22,765,045	$22,887,176	$22,813,455	$24,243,088
Interest-bearing consumer and commercial deposits:
NOW accounts	20,255,930	20,802,207	20,230,763	17,508,754	17,194,199
Money market accounts	21,645,616	22,070,587	22,371,828	23,803,496	24,627,018
Savings	4,698,516	5,102,312	5,198,980	5,699,545	5,556,847
Consumer time	16,745,010	17,044,783	16,824,239	16,615,445	16,134,694
Other time	11,751,246	12,089,882	12,262,902	12,243,372	11,285,875

Total consumer and commercial deposits	97,821,972	99,874,816	99,775,888	98,684,067	99,041,721
Brokered deposits	16,659,978	18,203,295	18,150,059	18,264,554	18,425,635
Foreign deposits	8,408,752	5,360,164	6,095,682	7,444,329	7,385,081

Total deposits	122,890,702	123,438,275	124,021,629	124,392,950	124,852,437
Funds purchased	3,405,459	6,433,195	4,867,591	5,926,570	4,527,339
Securities sold under agreements to repurchase	6,081,096	6,851,863	6,950,426	7,362,480	7,158,914
Other short-term borrowings	2,083,518	1,958,438	2,062,636	1,744,479	1,438,891
Long-term debt	20,604,933	19,007,959	18,992,905	17,477,276	18,222,162
Trading liabilities	2,156,279	1,642,958	1,634,097	1,611,648	1,574,107
Other liabilities	5,723,532	9,083,615	5,818,719	5,999,843	5,945,674

Total liabilities	162,945,519	168,416,303	164,348,003	164,515,246	163,719,524

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	500,000	-
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,589,387	6,688,660	6,627,196	6,735,458	6,751,929
Retained earnings	10,739,449	10,325,246	10,541,152	10,258,441	9,943,155
Treasury stock, at cost, and other	(1,751,449)	(1,101,172)	(1,151,269)	(453,934)	(418,262)
Accumulated other comprehensive income	920,888	1,185,226	925,949	1,178,764	776,520

Total shareholders’ equity	17,368,853	17,968,538	17,813,606	18,589,307	17,423,920

Total liabilities and shareholders’ equity	$180,314,372	$186,384,841	$182,161,609	$183,104,553	$181,143,444

Common shares outstanding	349,052,800	356,504,563	354,902,566	363,868,470	364,129,209
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	5,000	-
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	21,525,598	14,073,835	15,675,832	6,709,928	6,449,189

[1] Includes net unrealized gains of	$2,035,623	$2,333,896	$2,103,362	$1,915,277	$1,309,753
[2] Includes earning assets of	157,094,873	163,299,162	159,063,834	160,287,584	158,845,216

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30		Increase/(Decrease) [2]		June 30		Increase/(Decrease) [2]
	2007	2006	Amount	%	2007	2006	Amount	%
Interest income	$2,543,870	$2,423,087	$120,783	5.0%	$5,071,927	$4,701,800	$370,127	7.9%
Interest expense	1,348,586	1,254,344	94,242	7.5	2,712,084	2,354,016	358,068	15.2

NET INTEREST INCOME	1,195,284	1,168,743	26,541	2.3	2,359,843	2,347,784	12,059	0.5
Provision for loan losses	104,680	51,759	52,921	NM	161,121	85,162	75,959	89.2

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,090,604	1,116,984	(26,380)	(2.4)	2,198,722	2,262,622	(63,900)	(2.8)

NONINTEREST INCOME
Service charges on deposit accounts	196,844	191,645	5,199	2.7	385,879	377,830	8,049	2.1
Trust and investment management income	164,620	175,811	(11,191)	(6.4)	338,938	343,900	(4,962)	(1.4)
Retail investment services	71,785	58,441	13,344	22.8	135,328	113,430	21,898	19.3
Other charges and fees	118,358	113,948	4,410	3.9	236,495	226,330	10,165	4.5
Investment banking income	61,999	60,481	1,518	2.5	112,156	112,296	(140)	(0.1)
Trading account profits and commissions	16,437	46,182	(29,745)	(64.4)	106,638	83,057	23,581	28.4
Card fees	68,580	61,941	6,639	10.7	132,775	118,544	14,231	12.0
Mortgage production related income	64,322	56,579	7,743	13.7	55,667	119,616	(63,949)	(53.5)
Mortgage servicing related income	45,527	31,401	14,126	45.0	80,930	76,111	4,819	6.3
Other noninterest income	109,738	73,082	36,656	50.2	212,290	149,799	62,491	41.7
Securities gains/(losses), net	236,412	5,858	230,554	NM	236,432	5,962	230,470	NM

Total noninterest income	1,154,622	875,369	279,253	31.9	2,033,528	1,726,875	306,653	17.8

NONINTEREST EXPENSE
Employee compensation and benefits	710,613	689,073	21,540	3.1	1,409,613	1,394,038	15,575	1.1
Net occupancy expense	84,650	81,710	2,940	3.6	170,907	162,754	8,153	5.0
Outside processing and software	100,730	98,447	2,283	2.3	200,406	193,339	7,067	3.7
Equipment expense	53,823	48,107	5,716	11.9	103,232	97,555	5,677	5.8
Marketing and customer development	43,326	49,378	(6,052)	(12.3)	89,031	92,024	(2,993)	(3.3)
Amortization of intangible assets	24,904	25,885	(981)	(3.8)	48,446	53,130	(4,684)	(8.8)
Other noninterest expense	233,148	221,493	11,655	5.3	465,556	447,744	17,812	4.0

Total noninterest expense	1,251,194	1,214,093	37,101	3.1	2,487,191	2,440,584	46,607	1.9

INCOME BEFORE PROVISION FOR INCOME TAXES	994,032	778,260	215,772	27.7	1,745,059	1,548,913	196,146	12.7
Provision for income taxes	312,601	234,258	78,343	33.4	542,332	473,384	68,948	14.6

Net income	681,431	544,002	137,429	25.3	1,202,727	1,075,529	127,198	11.8
Preferred dividends	7,519	-	7,519	100.0	14,882	-	14,882	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$673,912	$544,002	$129,910	23.9	$1,187,845	$1,075,529	$112,316	10.4

Net interest income - FTE [1]	$1,219,952	$1,190,026	$29,926	2.5	$2,408,224	$2,389,405	$18,819	0.8

Net income per average common share
Diluted	1.89	1.49	0.40	26.8	3.33	2.96	0.37	12.5
Basic	1.91	1.51	0.40	26.5	3.37	2.98	0.39	13.1

Cash dividends paid per common share	0.73	0.61	0.12	19.4	1.46	1.22	0.24	19.6
Average common shares outstanding (000s)
Diluted	356,008	364,391	(8,383)	(2.3)	356,608	363,917	(7,309)	(2.0)
Basic	351,987	361,267	(9,280)	(2.6)	352,713	360,604	(7,891)	(2.2)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30 2007	March 31 2007	December 31 2006	September 30 2006	June 30 2006
Interest income	$2,543,870	$2,528,057	$2,564,731	$2,525,489	$2,423,087
Interest expense	1,348,586	1,363,498	1,403,442	1,374,097	1,254,344

NET INTEREST INCOME	1,195,284	1,164,559	1,161,289	1,151,392	1,168,743
Provision for loan losses	104,680	56,441	115,806	61,568	51,759

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,090,604	1,108,118	1,045,483	1,089,824	1,116,984

NONINTEREST INCOME
Service charges on deposit accounts	196,844	189,035	191,628	194,262	191,645
Trust and investment management income	164,620	174,318	169,248	173,717	175,811
Retail investment services	71,785	63,543	65,000	55,544	58,441
Other charges and fees	118,358	118,137	122,386	113,347	113,948
Investment banking income	61,999	50,157	71,211	47,046	60,481
Trading account profits and commissions	16,437	90,201	9,586	20,404	46,182
Card fees	68,580	64,195	64,187	64,916	61,941
Mortgage production related income	64,322	(8,655)	47,476	50,336	56,579
Mortgage servicing related income	45,527	35,403	8,994	36,633	31,401
Net gain on sale of Bond Trustee business	-	-	-	112,759	-
Gain on sale upon merger of Lighthouse Partners	-	32,340	-	-	-
Other noninterest income	109,738	70,212	97,473	81,783	73,082
Securities gains/(losses), net	236,412	20	35,377	(91,816)	5,858

Total noninterest income	1,154,622	878,906	882,566	858,931	875,369

NONINTEREST EXPENSE
Employee compensation and benefits	710,613	699,000	657,093	674,322	689,073
Net occupancy expense	84,650	86,257	85,846	85,613	81,710
Outside processing and software	100,730	99,676	101,538	98,699	98,447
Equipment expense	53,823	49,409	49,234	50,249	48,107
Marketing and customer development	43,326	45,705	45,249	35,932	49,378
Amortization of intangible assets	24,904	23,542	24,304	25,792	25,885
Loss on extinguishment of debt	-	-	11,665	-	-
Other noninterest expense	233,148	232,408	258,848	234,892	221,493

Total noninterest expense	1,251,194	1,235,997	1,233,777	1,205,499	1,214,093

INCOME BEFORE PROVISION FOR INCOME TAXES	994,032	751,027	694,272	743,256	778,260
Provision for income taxes	312,601	229,731	187,918	207,668	234,258

Net income	681,431	521,296	506,354	535,588	544,002
Preferred dividends	7,519	7,363	7,729	-	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$673,912	$513,933	$498,625	$535,588	$544,002

Net interest income - FTE [1]	$1,219,952	$1,188,272	$1,185,166	$1,173,860	$1,190,026
Net income per average common share
Diluted	1.89	1.44	1.39	1.47	1.49
Basic	1.91	1.45	1.41	1.48	1.51

Cash dividends paid per common share	0.73	0.73	0.61	0.61	0.61
Average common shares outstanding (000s)
Diluted	356,008	357,214	358,292	365,121	364,391
Basic	351,987	353,448	354,677	361,805	361,267

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2007			March 31, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$30,754.4	$493.2	6.42%	$34,089.1	$527.3	6.19%
Real estate construction	13,710.1	259.4	7.59	13,430.3	252.7	7.63
Real estate home equity lines	13,849.7	272.4	7.89	13,738.1	268.3	7.92
Real estate commercial	12,731.8	220.8	6.95	12,830.6	220.2	6.96
Commercial - FTE [1]	33,607.7	539.6	6.44	34,032.8	535.6	6.38
Business credit card	403.7	5.9	5.80	369.5	5.5	5.94
Consumer - direct	4,347.5	78.2	7.21	4,220.5	76.0	7.30
Consumer - indirect	8,063.6	123.1	6.12	8,166.5	122.0	6.06
Nonaccrual and restructured	696.1	4.8	2.76	637.5	4.5	2.85

Total loans	118,164.6	1,997.4	6.78	121,514.9	2,012.1	6.72
Securities available for sale:
Taxable	11,014.3	167.7	6.09	6,650.6	108.7	6.54
Tax-exempt - FTE [1]	1,041.2	15.2	5.85	1,038.8	15.2	5.86

Total securities available for sale - FTE [1]	12,055.5	182.9	6.07	7,689.4	123.9	6.44
Funds sold and securities purchased under agreements to resell	1,038.1	13.2	5.04	1,006.3	12.9	5.12
Loans held for sale	13,454.3	200.4	5.96	11,205.2	173.7	6.20
Interest-bearing deposits	24.1	0.3	5.74	28.9	0.4	5.69
Interest earning trading assets	12,857.6	174.3	5.44	18,028.9	228.8	5.15

Total earning assets	157,594.2	2,568.5	6.54	159,473.6	2,551.8	6.49
Allowance for loan and lease losses	(1,037.6)			(1,050.5)
Cash and due from banks	3,427.7			3,520.0
Premises and equipment	1,980.1			2,001.0
Other assets	14,646.8			14,271.9
Noninterest earning trading assets	986.6			985.1
Unrealized gains on securities available for sale, net	2,398.7			2,305.3

Total assets	$179,996.5			$181,506.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,065.8	$119.0	2.38%	$19,820.1	$115.9	2.37%
Money market accounts	21,773.3	142.0	2.62	22,089.1	142.9	2.62
Savings	4,786.7	14.8	1.24	5,024.8	16.3	1.32
Consumer time	16,942.3	190.5	4.51	16,809.4	183.1	4.42
Other time	11,962.4	144.5	4.85	12,115.8	144.0	4.82

Total interest-bearing consumer and commercial deposits	75,530.5	610.8	3.24	75,859.2	602.2	3.22
Brokered deposits	16,972.2	227.5	5.30	18,888.5	250.8	5.31
Foreign deposits	7,011.2	92.9	5.24	7,825.6	102.9	5.26

Total interest-bearing deposits	99,513.9	931.2	3.75	102,573.3	955.9	3.78
Funds purchased	3,967.7	52.2	5.21	4,693.1	61.2	5.22
Securities sold under agreements to repurchase	6,339.0	74.4	4.64	6,768.0	79.5	4.70
Other short-term borrowings	2,262.3	32.7	5.79	1,758.4	26.0	6.00
Long-term debt	19,772.4	258.0	5.24	19,000.8	240.9	5.14

Total interest-bearing liabilities	131,855.3	1,348.5	4.10	134,793.6	1,363.5	4.10
Noninterest-bearing deposits	22,395.8			21,933.1
Other liabilities	7,817.3			7,059.3
Shareholders’ equity	17,928.1			17,720.4

Total liabilities and shareholders’ equity	$179,996.5			$181,506.4

Interest Rate Spread			2.44%			2.39%

Net Interest Income - FTE [1]		$1,220.0			$1,188.3

Net Interest Margin [2]			3.10%			3.02%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2006			September 30, 2006			June 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$34,345.4	$531.8	6.19%	$33,875.7	$519.4	6.13%	$34,348.0	$515.1	6.00%
Real estate construction	13,204.0	254.3	7.64	12,805.6	247.5	7.67	12,180.6	226.4	7.45
Real estate home equity lines	13,722.9	273.4	7.90	13,626.3	270.2	7.87	13,517.5	253.6	7.52
Real estate commercial	12,784.8	223.1	6.93	12,808.6	223.4	6.92	12,840.8	215.5	6.73
Commercial - FTE [1]	33,965.1	545.8	6.37	34,306.9	542.1	6.27	33,993.0	516.7	6.10
Business credit card	351.4	5.3	5.99	323.8	5.0	6.14	307.0	4.6	5.96
Consumer - direct	4,116.3	76.8	7.40	4,206.9	76.7	7.23	4,251.1	75.9	7.16
Consumer - indirect	8,231.8	123.8	5.97	8,339.1	121.5	5.78	8,385.8	117.0	5.60
Nonaccrual and restructured	642.1	5.0	3.06	449.1	4.4	3.87	320.7	3.1	3.88

Total loans	121,363.8	2,039.3	6.67	120,742.0	2,010.2	6.61	120,144.5	1,927.9	6.44
Securities available for sale:
Taxable	22,170.4	282.0	5.09	23,027.9	286.9	4.98	24,621.2	294.8	4.79
Tax-exempt - FTE [1]	998.0	14.6	5.85	968.7	14.1	5.84	933.6	13.7	5.85

Total securities available for sale - FTE [1]	23,168.4	296.6	5.12	23,996.6	301.0	5.02	25,554.8	308.5	4.83
Funds sold and securities purchased under agreements to resell	1,176.3	15.4	5.15	1,084.1	14.3	5.16	1,244.1	15.2	4.83
Loans held for sale	12,009.3	198.4	6.61	11,026.4	188.0	6.82	9,929.3	163.7	6.59
Interest-bearing deposits	31.2	0.3	3.76	25.8	0.3	5.04	27.0	0.3	4.73
Interest earning trading assets	2,365.8	38.6	6.46	2,039.8	34.2	6.64	1,989.1	28.7	5.78

Total earning assets	160,114.8	2,588.6	6.41	158,914.7	2,548.0	6.36	158,888.8	2,444.3	6.17
Allowance for loan and lease losses	(1,086.1)			(1,070.8)			(1,050.1)
Cash and due from banks	3,683.1			3,705.8			3,899.6
Premises and equipment	1,957.4			1,925.7			1,908.0
Other assets	14,708.2			14,702.1			14,660.1
Noninterest earning trading assets	1,000.5			948.8			909.7
Unrealized gains on securities available for sale, net	1,965.4			1,374.6			1,528.0

Total assets	$182,343.3			$180,500.9			$180,744.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$18,441.1	$102.2	2.20%	$16,596.2	$78.1	1.87%	$16,811.2	$67.0	1.60%
Money market accounts	23,075.7	153.1	2.63	24,267.0	171.4	2.80	25,091.3	163.4	2.61
Savings	5,437.0	23.6	1.73	5,591.2	24.1	1.71	5,161.0	16.2	1.26
Consumer time	16,682.8	180.8	4.30	16,402.5	169.8	4.11	15,471.7	146.7	3.80
Other time	12,338.6	148.3	4.77	11,852.2	138.1	4.62	10,779.1	114.8	4.27

Total interest-bearing consumer and commercial deposits	75,975.2	608.0	3.18	74,709.1	581.5	3.09	73,314.3	508.1	2.78
Brokered deposits	18,102.0	243.1	5.25	18,420.7	246.1	5.23	17,692.0	218.6	4.89
Foreign deposits	8,022.2	107.6	5.25	9,537.6	128.5	5.27	9,502.3	117.5	4.89

Total interest-bearing deposits	102,099.4	958.7	3.73	102,667.4	956.1	3.69	100,508.6	844.2	3.37
Funds purchased	5,163.4	68.8	5.21	4,206.7	56.2	5.23	4,402.3	54.2	4.87
Securities sold under agreements to repurchase	7,148.8	86.3	4.72	7,146.3	86.0	4.71	7,184.1	79.4	4.37
Other short-term borrowings	1,913.3	29.7	6.17	1,001.3	16.9	6.70	1,252.4	18.0	5.78
Long-term debt	17,854.2	259.9	5.78	17,735.2	258.9	5.79	18,438.0	258.5	5.62

Total interest-bearing liabilities	134,179.1	1,403.4	4.15	132,756.9	1,374.1	4.11	131,785.4	1,254.3	3.82
Noninterest-bearing deposits	22,577.7			22,933.4			23,858.0
Other liabilities	7,431.0			7,148.8			7,796.3
Shareholders’ equity	18,155.5			17,661.8			17,304.4

Total liabilities and shareholders’ equity	$182,343.3			$180,500.9			$180,744.1

Interest Rate Spread			2.26%			2.25%			2.35%

Net Interest Income - FTE [1]		$1,185.2			$1,173.9			$1,190.0

Net Interest Margin [2]			2.94%			2.93%			3.00%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended
	June 30, 2007			June 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,412.5	$1,020.6	6.30%	$32,926.7	$971.5	5.90%
Real estate construction	13,571.0	512.1	7.61	11,652.0	422.0	7.30
Real estate home equity lines	13,794.2	540.6	7.90	13,454.1	488.7	7.33
Real estate commercial	12,780.9	441.0	6.96	12,810.8	419.9	6.61
Commercial - FTE [1]	33,819.1	1,075.2	6.41	33,531.3	999.5	6.01
Business credit card	386.7	11.3	5.87	292.6	9.0	6.12
Consumer - direct	4,284.3	154.2	7.26	4,765.1	160.1	6.78
Consumer - indirect	8,114.8	245.1	6.09	8,468.9	232.2	5.53
Nonaccrual and restructured	667.0	9.2	2.80	312.6	7.2	4.67

Total loans	119,830.5	4,009.3	6.75	118,214.1	3,710.1	6.33
Securities available for sale:
Taxable	8,844.5	276.3	6.25	24,276.5	577.9	4.76
Tax-exempt - FTE [1]	1,040.0	30.5	5.86	925.1	27.1	5.85

Total securities available for sale - FTE [1]	9,884.5	306.8	6.21	25,201.6	605.0	4.80
Funds sold and securities purchased under agreement to resell	1,022.3	26.1	5.08	1,187.4	27.2	4.55
Loans held for sale	12,336.0	374.1	6.07	10,640.5	341.6	6.42
Interest-bearing deposits	26.4	0.8	5.71	159.5	2.7	3.46
Interest earning trading assets	15,429.0	403.2	5.27	1,921.4	56.8	5.96

Total earning assets	158,528.7	5,120.3	6.51	157,324.5	4,743.4	6.08
Allowance for loan and lease losses	(1,044.0)			(1,044.0)
Cash and due from banks	3,473.6			3,977.4
Premises and equipment	1,990.5			1,889.7
Other assets	14,460.3			14,532.0
Noninterest earning trading assets	985.9			940.0
Unrealized gains on securities available for sale, net	2,352.2			1,570.2

Total assets	$180,747.2			$179,189.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$19,943.6	$235.0	2.38%	$16,905.1	$127.5	1.52%
Money market accounts	21,930.3	284.8	2.62	25,358.4	310.0	2.47
Savings	4,905.1	31.1	1.28	5,225.7	31.2	1.21
Consumer time	16,876.2	373.6	4.46	14,687.5	264.0	3.63
Other time	12,038.7	288.5	4.83	10,182.7	206.5	4.09

Total interest-bearing consumer and commercial deposits	75,693.9	1,213.0	3.23	72,359.4	939.2	2.62
Brokered deposits	17,925.1	478.3	5.31	16,576.1	391.4	4.70
Foreign deposits	7,416.1	195.8	5.25	9,353.9	219.3	4.66

Total interest-bearing deposits	101,035.1	1,887.1	3.77	98,289.4	1,549.9	3.18
Funds purchased	4,328.4	113.4	5.21	4,189.8	98.0	4.65
Securities sold under agreements to repurchase	6,552.4	154.0	4.67	7,025.5	147.8	4.18
Other short-term borrowings	2,011.8	58.7	5.88	1,557.8	43.2	5.59
Long-term debt	19,388.7	498.9	5.19	19,420.0	515.1	5.35

Total interest-bearing liabilities	133,316.4	2,712.1	4.10	130,482.5	2,354.0	3.64
Noninterest-bearing deposits	22,165.7			23,878.2
Other liabilities	7,440.3			7,650.3
Shareholders’ equity	17,824.8			17,178.8

Total liabilities and shareholders’ equity	$180,747.2			$179,189.8

Interest Rate Spread			2.41%			2.44%

Net Interest Income - FTE [1]		$2,408.2			$2,389.4

Net Interest Margin [2]			3.06%			3.06%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
	2007	2006	Change[1]	2007	2006	Change[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,033,939	$1,039,247	(0.5)%	$1,044,521	$1,028,128	1.6%
Provision for loan losses	104,680	51,759	NM	161,121	85,162	89.2
Allowance associated with loans at fair value[2]	-	-	-	(4,100)	-	(100.0)
Charge-offs
Commercial	(40,853)	(19,155)	NM	(63,133)	(32,608)	93.6
Real estate:
Home equity lines	(24,429)	(5,534)	NM	(40,301)	(11,318)	NM
Construction	(1,468)	(109)	NM	(2,066)	(237)	NM
Residential mortgages	(19,615)	(6,373)	NM	(33,908)	(12,677)	NM
Commercial real estate	(694)	(2,346)	(70.4)	(981)	(3,307)	(70.3)
Consumer:
Direct	(5,362)	(5,408)	(0.9)	(11,218)	(11,542)	(2.8)
Indirect	(19,301)	(16,724)	15.4	(45,062)	(38,226)	17.9

Total charge-offs	(111,722)	(55,649)	NM	(196,669)	(109,915)	78.9

Recoveries
Commercial	5,536	6,595	(16.1)	11,307	13,678	(17.3)
Real estate:
Home equity lines	2,323	1,743	33.3	3,506	3,693	(5.1)
Construction	244	711	(65.7)	363	765	(52.5)
Residential mortgages	1,614	2,123	(24.0)	3,027	4,392	(31.1)
Commercial real estate	162	595	(72.8)	203	3,989	(94.9)
Consumer:
Direct	2,568	3,014	(14.8)	5,021	6,608	(24.0)
Indirect	11,018	11,724	(6.0)	22,062	25,362	(13.0)

Total recoveries	23,465	26,505	(11.5)	45,489	58,487	(22.2)

Net charge-offs	(88,257)	(29,144)	NM	(151,180)	(51,428)	NM

Allowance for loan and lease losses - ending	$1,050,362	$1,061,862	(1.1)	$1,050,362	$1,061,862	(1.1)

Net charge-offs to average loans (annualized)
Commercial	0.42%	0.15%	NM %	0.30%	0.11%	NM %
Real estate:
Home equity lines	0.64	0.11	NM	0.54	0.11	NM
Construction	0.04	(0.02)	NM	0.03	(0.01)	NM
Residential mortgages	0.23	0.05	NM	0.19	0.05	NM
Commercial real estate	0.02	0.05	(69.4)	0.01	(0.01)	NM
Consumer:
Direct	0.26	0.23	14.1	0.29	0.21	38.9
Indirect	0.41	0.24	71.4	0.57	0.31	84.1
Total net charge-offs to total average loans	0.30	0.10	NM	0.25	0.09	NM

Period Ended

Nonaccrual loans
Commercial	$91,895	$69,184	32.8%
Real estate:
Construction	77,936	21,743	NM
Residential mortgages [3]	511,566	136,101	NM
Commercial real estate	44,168	53,081	(16.8)
Consumer loans	11,235	18,861	(40.4)

Total nonaccrual loans	736,800	298,970	NM
Restructured loans	27,816	28,292	(1.7)

Total nonperforming loans	764,616	327,262	NM
Other real estate owned (OREO)	100,973	35,576	NM
Other repossessed assets	7,250	6,953	4.3

Total nonperforming assets	$872,839	$369,791	NM

Total accruing loans past due 90 days or more	$449,038	$284,938	57.6%

Total nonperforming loans to total loans	0.64%	0.27%	NM %
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.73	0.31	NM
Allowance to period-end loans	0.88	0.88	-
Allowance to nonperforming loans	137.4	324.5	(57.7)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]	Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30 2007	March 31 2007	% Change[1]	December 31 2006	September 30 2006	June 30 2006
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,033,939	$1,044,521	(1.0)%	$1,087,316	$1,061,862	$1,039,247
Provision for loan losses	104,680	56,441	85.5	115,806	61,568	51,759
Allowance associated with loans at fair value[2]	-	(4,100)	(100.0)	-	-	-
Charge-offs
Commercial	(40,853)	(22,280)	83.4	(127,831)	(23,062)	(19,155)
Real estate:
Home equity lines	(24,429)	(15,872)	53.9	(11,038)	(6,460)	(5,534)
Construction	(1,468)	(598)	NM	(1,230)	(814)	(109)
Residential mortgages	(19,615)	(14,293)	37.2	(7,806)	(9,113)	(6,373)
Commercial real estate	(694)	(287)	NM	(4,256)	(487)	(2,346)
Consumer:
Direct	(5,362)	(5,856)	(8.4)	(5,924)	(4,544)	(5,408)
Indirect	(19,301)	(25,761)	(25.1)	(25,450)	(18,639)	(16,724)

Total charge-offs	(111,722)	(84,947)	31.5	(183,535)	(63,119)	(55,649)

Recoveries
Commercial	5,536	5,771	(4.1)	6,657	9,636	6,595
Real estate:
Home equity lines	2,323	1,183	96.4	1,529	1,618	1,743
Construction	244	119	NM	755	520	711
Residential mortgages	1,614	1,413	14.2	1,686	1,831	2,123
Commercial real estate	162	41	NM	1,748	475	595
Consumer:
Direct	2,568	2,453	4.7	2,805	2,713	3,014
Indirect	11,018	11,044	(0.2)	9,754	10,212	11,724

Total recoveries	23,465	22,024	6.5	24,934	27,005	26,505

Net charge-offs	(88,257)	(62,923)	40.3	(158,601)	(36,114)	(29,144)

Allowance for loan and lease losses - ending	$1,050,362	$1,033,939	1.6	$1,044,521	$1,087,316	$1,061,862

Net charge-offs to average loans (annualized)
Commercial	0.42%	0.19%	NM %	1.39%	0.15%	0.15%
Real estate:
Home equity lines	0.64	0.43	48.9	0.27	0.14	0.11
Construction	0.04	0.01	NM	0.01	0.01	(0.02)
Residential mortgages	0.23	0.15	54.1	0.07	0.08	0.05
Commercial real estate	0.02	0.01	67.1	0.08	-	0.05
Consumer:
Direct	0.26	0.33	(21.9)	0.30	0.17	0.23
Indirect	0.41	0.73	(43.7)	0.75	0.40	0.24
Total net charge-offs to total average loans	0.30%	0.21%	42.9%	0.52%	0.12%	0.10%

Period Ended
Nonaccrual loans
Commercial	$91,895	$118,737	(22.6)%	$106,769	$263,684	$69,184
Real estate:
Construction	77,936	54,885	42.0	38,646	26,508	21,743
Residential mortgages [3]	511,566	401,095	27.5	286,676	189,218	136,101
Commercial real estate	44,168	47,463	(6.9)	55,365	54,394	53,081
Consumer loans	11,235	15,141	(25.8)	16,302	22,685	18,861

Total nonaccrual loans	736,800	637,321	15.6	503,758	556,489	298,970
Restructured loans	27,816	27,772	0.2	27,993	28,934	28,292

Total nonperforming loans	764,616	665,093	15.0	531,751	585,423	327,262
Other real estate owned (OREO)	100,973	74,645	35.3	55,460	41,690	35,576
Other repossessed assets	7,250	6,202	16.9	6,617	6,670	6,953

Total nonperforming assets	$872,839	$745,940	17.0	$593,828	$633,783	$369,791

Total accruing loans past due 90 days or more	$449,038	$369,940	21.4%	$353,515	$301,878	$284,938

Total nonperforming loans to total loans	0.64%	0.57%	12.3%	0.44%	0.48%	0.27%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.73	0.64	14.1	0.49	0.52	0.31
Allowance to period-end loans	0.88	0.88	-	0.86	0.90	0.88
Allowance to nonperforming loans	137.4	155.5	(11.6)	196.4	185.7	324.5

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]	Includes home equity lines on nonaccrual status.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended June 30					Six Months Ended June 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total		Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$303,283	$680,837	$139,343	$1,123,463		$324,743	$657,604	$140,620	$1,122,967
Amortization	(21,087)	(46,359)	(4,798)	(72,244)		(43,632)	(90,343)	(9,498)	(143,473)
Servicing rights originated	-	116,572	-	116,572		-	243,781	-	243,781
Community Bank of Florida branch acquisition	-	-	-	-		1,085	-	-	1,085
Reclass investment to trading assets	-	-	-	-		-	-	(1,050)	(1,050)
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	-	-		-	-	4,473	4,473
Sale/securitization of mortgage servicing rights	-	(30,676)	-	(30,676)		-	(90,668)	-	(90,668)
Issuance of noncompete agreement	-	-	4,231	4,231		-	-	4,231	4,231

Balance, June 30, 2006	$282,196	$720,374	$138,776	$1,141,346		$282,196	$720,374	$138,776	$1,141,346

Balance, beginning of period	$222,829	$921,255	$149,373	$1,293,457		$241,614	$810,509	$129,861	$1,181,984
Amortization	(17,255)	(46,578)	(7,649)	(71,482)		(36,040)	(87,937)	(12,407)	(136,384)
Servicing rights originated	-	182,991	-	182,991		-	335,096	-	335,096
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	1,150	1,150		-	-	1,278	1,278
Intangible assets obtained from sale upon merger of Lighthouse Partners, net[1]	-	-	-	-		-	-	24,142	24,142
Sale/securitization of mortgage servicing rights	-	(115,656)	-	(115,656)		-	(115,656)	-	(115,656)

Balance, June 30, 2007	$205,574	$942,012	$142,874	$1,290,460		$205,574	$942,012	$142,874	$1,290,460

	Three Months Ended
	June 30 2007	March 31 2007	December 31 2006	September 30 2006	June 30 2006
COMMON SHARE ROLLFORWARD
Beginning balance	356,505	354,903	363,868	364,129	363,339
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	1,228	2,218	961	1,379	790
Acquisition of treasury stock	(8,680)	(616)	(9,926)	(1,640)	-

Ending balance	349,053	356,505	354,903	363,868	364,129

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [2]	8,715	653	9,962	1,660	29
Average price per share of repurchased common shares	$87.02	$82.83	$77.76	$76.69	$75.73
Total cost to acquire treasury shares	$853,386	$-	$870,669	$125,752	$-
Maximum number of common shares that may yet be purchased under plans or programs [3]	2,471 [4]	11,151	11,767	8,360	10,000

[1]

During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

[3]

In August 2006, the Board authorized the Company to repurchase up to an additional $1 billion or 13,333,334 shares of the Company’s Common Stock, under which authority the Company repurchased 9,926,589 shares during 2006 under an Accelerated Share Repurchase Agreement (“ASR”). The 3,406,745 shares remaining under the August 2006 authorization, combined with 8,360,000 shares remaining under Board authorization from April 2006, left the Company with authorization to repurchase up to 11,766,745 shares as of January 1, 2007. The Company completed the aforementioned ASR with the repurchase of 615,514 shares during the first quarter of 2007 and repurchased an additional 8,022,254 shares under an ASR announced in the Company’s 8-K filing on June 7, 2007.

[4]	Pursuant to the ASR described in the June 7, 2007 8-K, the Company may receive up to 1,691,176 additional shares at the expiration of the ASR without additional payment.

The number of additional shares generally will be based on the volume weighted average share price of SunTrust’s common stock during the term of the ASR, subject to the maximum number of shares established during the hedge period of the ASR. The number of shares which the Company may repurchase on June 30, 2007 is reduced by the number of shares which will be delivered to us at the expiration of the ASR, which number cannot be computed at this time.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2007	March 31 2007	December 31 2006	September 30 2006	June 30 2006	June 30 2007	June 30 2006
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$681,431	$521,296	$506,354	$535,588	$544,002	$1,202,727	$1,075,529
Securities (gains)/losses, net of tax	(146,575)	(12)	(21,934)	56,926	(3,632)	(146,588)	(3,696)

Net income excluding net securities gains and losses	534,856	521,284	484,420	592,514	540,370	1,056,139	1,071,833
The Coca-Cola Company dividend, net of tax	(13,218)	(14,580)	(13,316)	(13,317)	(13,316)	(27,798)	(26,633)

Net income excluding net securities (gains)/losses and The Coca-Cola Company dividend	521,638	506,704	471,104	579,197	527,054	1,028,341	1,045,200
Preferred dividends	7,519	7,363	7,729	-	-	14,882	-

Net income available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$514,119	$499,341	$463,375	$579,197	$527,054	$1,013,459	$1,045,200

Total average assets	$179,996,457	$181,506,369	$182,343,274	$180,500,921	$180,744,146	$180,747,241	$179,189,849
Average net unrealized securities gains	(2,398,651)	(2,305,306)	(1,965,367)	(1,374,648)	(1,528,041)	(2,352,236)	(1,570,190)

Average assets less net unrealized securities gains	$177,597,806	$179,201,063	$180,377,907	$179,126,273	$179,216,105	$178,395,005	$177,619,659

Total average common shareholders’ equity	$17,428,101	$17,220,384	$17,655,469	$17,558,581	$17,304,451	$17,324,815	$17,178,826
Average accumulated other comprehensive income	(1,206,487)	(1,074,497)	(1,202,004)	(821,317)	(915,885)	(1,140,856)	(939,652)

Total average realized common shareholders’ equity	$16,221,614	$16,145,887	$16,453,465	$16,737,264	$16,388,566	$16,183,959	$16,239,174

Return on average total assets	1.52%	1.16%	1.10%	1.18%	1.21%	1.34%	1.21%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.34)	(0.01)	(0.06)	0.10	(0.03)	(0.18)	(0.02)

Return on average total assets less net unrealized securities gains [1]	1.18%	1.15%	1.04%	1.28%	1.18%	1.16%	1.19%

Return on average common shareholders’ equity	15.51%	12.10%	11.20%	12.10%	12.61%	13.83%	12.63%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(2.80)	0.44	(0.03)	1.63	0.29	(1.20)	0.35

Return on average realized common shareholders’ equity [2]	12.71%	12.54%	11.17%	13.73%	12.90%	12.63%	12.98%

Efficiency ratio [3]	52.69%	59.79%	59.67%	59.30%	58.78%	56.00%	59.29%
Impact of excluding amortization of intangible assets	(1.05)	(1.14)	(1.18)	(1.27)	(1.25)	(1.09)	(1.29)

Tangible efficiency ratio [4]	51.64%	58.65%	58.49%	58.03%	57.53%	54.91%	58.00%

Total shareholders’ equity	$17,368,853	$17,968,538	$17,813,606	$18,589,307	$17,423,920
Goodwill	(6,897,050)	(6,896,723)	(6,889,860)	(6,903,001)	(6,900,222)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,290,460)	(1,293,457)	(1,181,984)	(1,120,102)	(1,141,346)
Mortgage servicing rights	942,012	921,255	810,510	724,323	720,374

Tangible equity	$10,123,355	$10,699,613	$10,552,272	$11,290,527	$10,102,726

Total assets	$180,314,372	$186,384,841	$182,161,609	$183,104,553	$181,143,444
Goodwill	(6,897,050)	(6,896,723)	(6,889,860)	(6,903,001)	(6,900,222)
Other intangible assets including MSRs	(1,290,460)	(1,293,457)	(1,181,984)	(1,120,102)	(1,141,346)
Mortgage servicing rights	942,012	921,255	810,510	724,323	720,374

Tangible assets	$173,068,874	$179,115,916	$174,900,275	$175,805,773	$173,822,250

Tangible equity to tangible assets [5]	5.85%	5.97%	6.03%	6.42%	5.81%
Net interest income	$1,195,284	$1,164,559	$1,161,289	$1,151,392	$1,168,743	$2,359,843	$2,347,784
Taxable-equivalent adjustment	24,668	23,713	23,877	22,468	21,283	48,381	41,621

Net interest income - FTE	1,219,952	1,188,272	1,185,166	1,173,860	1,190,026	2,408,224	2,389,405
Noninterest income	1,154,622	878,906	882,566	858,931	875,369	2,033,528	1,726,875

Total revenue - FTE	$2,374,574	$2,067,178	$2,067,732	$2,032,791	$2,065,395	$4,441,752	$4,116,280

Net securities (gains)/losses	(236,412)	(20)	(35,377)	91,816	(5,858)	(236,432)	(5,962)
Net gain on sale of Bond Trustee business	-	-	-	(112,759)	-	-	-

Total revenue - FTE excluding net securities (gains)/losses and net gain on sale of Bond Trustee business [6]	$2,138,162	$2,067,158	$2,032,355	$2,011,848	$2,059,537	$4,205,320	$4,110,318

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 43.7 million shares of The Coca-Cola Company as of June 30, 2007. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue—FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents total revenue-FTE excluding realized net securities gains/losses and the net gain on the sale of the Bond Trustee business. The Company believes total revenue-FTE without net securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of the net gain is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2007	March 31 2007	December 31 2006	September 30 2006	June 30 2006	June 30 2007	June 30 2006
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Total revenue - FTE	$2,374,574	$2,067,178	$2,067,732	$2,032,791	$2,065,395	$4,441,752	$4,116,280
Gain on sale of shares of The Coca-Cola Company	(234,806)	-	-	-	-	(234,806)	-

Total revenue - FTE excluding gain on sale of shares of The Coca-Cola Company [1]	$2,139,768	$2,067,178	$2,067,732	$2,032,791	$2,065,395	$4,206,946	$4,116,280

Net income available to common shareholders	$673,912	$513,933	$498,625	$535,588	$544,002	$1,187,845	$1,075,529
Gain on sale of shares of The Coca-Cola Company, net of tax	(145,580)	-	-	-	-	(145,580)	-

Net income available to common shareholders excluding gain on sale of shares of The Coca-Cola Company [1]	$528,332	$513,933	$498,625	$535,588	$544,002	$1,042,265	$1,075,529

Diluted net income per average common share	$1.89	$1.44	$1.39	$1.47	$1.49	$3.33	$2.96
Impact of excluding gain on sale of shares of The Coca-Cola Company	(0.41)	-	-	-	-	(0.41)	-

Diluted net income per average common share excluding gain on sale of shares of The Coca-Cola Company [1]	$1.48	$1.44	$1.39	$1.47	$1.49	$2.92	$2.96

Efficiency ratio	52.69%	59.79%	59.67%	59.30%	58.78%	56.00%	59.29%
Impact of gain on sale of shares of The Coca-Cola Company	5.78	-	-	-	-	3.12	-

Efficiency ratio excluding gain on sale of shares of The Coca-Cola Company [1]	58.47%	59.79%	59.67%	59.30%	58.78%	59.12%	59.29%

Noninterest income	$1,154,622	$878,906	$882,566	$858,931	$875,369	$2,033,528	$1,726,875
Impact of gain on sale of shares of The Coca-Cola Company	(234,806)	-	-	-	-	(234,806)	-

Noninterest income excluding gain on sale of shares of The Coca-Cola Company [1]	$919,816	$878,906	$882,566	$858,931	$875,369	$1,798,722	$1,726,875

[1]

SunTrust presents total revenue-FTE, net income available to common shareholders, diluted net income per average common share, efficiency ratio and noninterest income excluding the gain on sale of shares of The Coca-Cola Company. The Company believes these measures are more indicative of the Company’s performance because they exclude a large securities gain that is not a customer relationship or customer driven transaction.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30 2007	March 31 2007	Increase/ (Decrease)		Sequential Annualized[2] %	June 30 2007	June 30 2006	Increase/ (Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME
NET INTEREST INCOME	$1,195,284	$1,164,559	$30,725	2.6%	10.6%	$1,195,284	$1,168,743	$26,541	2.3%
Provision for loan losses	104,680	56,441	48,239	85.5	NM	104,680	51,759	52,921	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,090,604	1,108,118	(17,514)	(1.6)	(6.3)	1,090,604	1,116,984	(26,380)	(2.4)

NONINTEREST INCOME
Service charges on deposit accounts	196,844	189,035	7,809	4.1	16.5	196,844	191,645	5,199	2.7
Trust and investment management income	164,620	174,318	(9,698)	(5.6)	(22.3)	164,620	175,811	(11,191)	(6.4)
Retail investment services	71,785	63,543	8,242	13.0	51.9	71,785	58,441	13,344	22.8
Other charges and fees	118,358	118,137	221	0.2	0.7	118,358	113,948	4,410	3.9
Investment banking income	61,999	50,157	11,842	23.6	94.4	61,999	60,481	1,518	2.5
Trading account profits and commissions	16,437	90,201	(73,764)	(81.8)	NM	16,437	46,182	(29,745)	(64.4)
Card fees	68,580	64,195	4,385	6.8	27.3	68,580	61,941	6,639	10.7
Mortgage production related income	64,322	(8,655)	72,977	NM	NM	64,322	56,579	7,743	13.7
Mortgage servicing related income	45,527	35,403	10,124	28.6	NM	45,527	31,401	14,126	45.0
Net gain on sale upon merger of Lighthouse Partners	-	32,340	(32,340)	(100.0)	NM	-	-	-	-
Other noninterest income	109,738	70,212	39,526	56.3	NM	109,738	73,082	36,656	50.2
Net securities gains/(losses	236,412	20	236,392	NM	NM	236,412	5,858	230,554	NM

Total noninterest income	1,154,622	878,906	275,716	31.4	NM	1,154,622	875,369	279,253	31.9

NONINTEREST EXPENSE
Employee compensation and benefits	710,613	699,000	11,613	1.7	6.6	710,613	689,073	21,540	3.1
Net occupancy expense	84,650	86,257	(1,607)	(1.9)	(7.5)	84,650	81,710	2,940	3.6
Outside processing and software	100,730	99,676	1,054	1.1	4.2	100,730	98,447	2,283	2.3
Equipment expense	53,823	49,409	4,414	8.9	35.7	53,823	48,107	5,716	11.9
Marketing and customer development	43,326	45,705	(2,379)	(5.2)	(20.8)	43,326	49,378	(6,052)	(12.3)
Amortization of intangible assets	24,904	23,542	1,362	5.8	23.1	24,904	25,885	(981)	(3.8)
Other noninterest expense	233,148	232,408	740	0.3	1.3	233,148	221,493	11,655	5.3

Total noninterest expense	1,251,194	1,235,997	15,197	1.2	4.9	1,251,194	1,214,093	37,101	3.1

INCOME BEFORE INCOME TAXES	994,032	751,027	243,005	32.4	NM	994,032	778,260	215,772	27.7
Provision for income taxes	312,601	229,731	82,870	36.1	NM	312,601	234,258	78,343	33.4

NET INCOME	681,431	521,296	160,135	30.7	NM	681,431	544,002	137,429	25.3
Preferred dividends	7,519	7,363	156	2.1	8.5	7,519	-	7,519	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	673,912	513,933	159,979	31.1	NM	673,912	544,002	129,910	23.9
Gain on sale of shares of The Coca-Cola Company, net of tax	(145,580)	-	(145,580)	(100.0)	NM	(145,580)	-	(145,580)	(100.0)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING THE GAIN ON SALE OF SHARES OF THE COCA-COLA COMPANY [1]	$528,332	$513,933	$14,399	2.8%	11.2%	$528,332	$544,002	($15,670)	(2.9)%

REVENUE AND NONINTEREST EXPENSE
Net interest income	$1,195,284	$1,164,559	$30,725	2.6%	10.6%	$1,195,284	$1,168,743	$26,541	2.3%
Taxable-equivalent adjustment	24,668	23,713	955	4.0	16.1	24,668	21,283	3,385	15.9

Net interest income - FTE	1,219,952	1,188,272	31,680	2.7	10.7	1,219,952	1,190,026	29,926	2.5
Noninterest income	1,154,622	878,906	275,716	31.4	NM	1,154,622	875,369	279,253	31.9

Total revenue - FTE	2,374,574	2,067,178	307,396	14.9	59.5	2,374,574	2,065,395	309,179	15.0
Net securities (gains)/losses	(236,412)	(20)	(236,392)	NM	NM	(236,412)	(5,858)	(230,554)	NM

Total revenue - FTE excluding net securities (gains)/losses [1]	$2,138,162	$2,067,158	$71,004	3.4%	13.7%	$2,138,162	$2,059,537	$78,625	3.8%

Noninterest expense	$1,251,194	$1,235,997	15,197	1.2%	4.9%	$1,251,194	$1,214,093	37,101	3.1%
Compensation expense related to fair valued mortgage loans	(12,400)	-	(12,400)	(100.0)	NM	(12,400)	-	(12,400)	(100.0)
Leverage lease reserve reversal	-	-	-	-	-	-	10,923	(10,923)	(100.0)
E2 initial implementation costs, net of corporate real estate gains	902	(9,772)	10,674	NM	NM	902	(2,821)	3,723	NM

Noninterest expense excluding compensation expense related to fair valued mortgage loans, leverage lease reserve reversal and E [2] implementation costs, net of corporate real estate gains [3]	$1,239,696	$1,226,225	$13,471	1.1%	4.4%	$1,239,696	$1,222,195	$17,501	1.4%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial	$33,608	$34,033	($425)	(1.2)%	(5.0)%	$33,608	$33,993	($385)	(1.1)%
Real estate home equity lines	13,850	13,738	112	0.8	3.2	13,850	13,517	333	2.5
Real estate construction	13,710	13,430	280	2.1	8.3	13,710	12,181	1,529	12.5
Real estate 1-4 family	30,754	34,089	(3,335)	(9.8)	(39.1)	30,754	34,348	(3,594)	(10.5)
Real estate commercial	12,732	12,831	(99)	(0.8)	(3.1)	12,732	12,841	(109)	(0.8)
Credit card	404	370	34	9.2	37.0	404	307	97	31.5
Consumer - direct	4,347	4,220	127	3.0	12.0	4,347	4,251	96	2.3
Consumer - indirect	8,064	8,166	(102)	(1.2)	(5.0)	8,064	8,386	(322)	(3.8)
Nonaccrual and restructured	696	638	58	9.0	36.1	696	321	375	NM

Total loans	$118,165	$121,515	($3,350)	(2.8)%	(11.0)%	$118,165	$120,145	($1,980)	(1.6)%

Average deposits
Noninterest bearing deposits	$22,396	$21,933	$463	2.1%	8.4%	$22,396	$23,858	($1,462)	(6.1)%
NOW accounts	20,066	19,820	246	1.2	5.0	20,066	16,811	3,255	19.4
Money market accounts	21,773	22,089	(316)	(1.4)	(5.7)	21,773	25,091	(3,318)	(13.2)
Savings	4,787	5,025	(238)	(4.7)	(18.9)	4,787	5,161	(374)	(7.3)
Consumer and other time	28,905	28,925	(20)	(0.1)	(0.3)	28,905	26,251	2,654	10.1

Total consumer and commercial deposits	97,927	97,792	135	0.1	0.6	97,927	97,172	755	0.8
Brokered and foreign deposits	23,983	26,714	(2,731)	(10.2)	(40.9)	23,983	27,194	(3,211)	(11.8)

Total deposits	$121,910	$124,506	($2,596)	(2.1)%	(8.3)%	$121,910	$124,366	($2,456)	(2.0)%

SELECTED CREDIT DATA
Nonaccrual loans	$736,800	$637,321	$99,479	15.6%	62.4%	$736,800	$298,970	$437,830	NM %
Restructured loans	27,816	27,772	44	0.2	0.6	27,816	28,292	(476)	(1.7)

Total nonperforming loans	764,616	665,093	99,523	15.0	59.9	764,616	327,262	437,354	NM
Other real estate owned (OREO)	100,973	74,645	26,328	35.3	NM	100,973	35,576	65,397	NM
Other repossessed assets	7,250	6,202	1,048	16.9	67.6	7,250	6,953	297	4.3

Total nonperforming assets	$872,839	$745,940	$126,899	17.0%	68.0%	$872,839	$369,791	$503,048	NM %

Allowance for loan and lease losses	$1,050,362	$1,033,939	$16,423	1.6%	6.4%	$1,050,362	$1,061,862	($11,500)	(1.1)%

[1]

SunTrust presents selected financial data on a basis that excludes net securities gains/(losses) and the gain on the sale of shares of The Coca-Cola Company. The Company believes the exclusion of these items is more indicative of the Company’s performance because they exclude a large securities gain that is not a customer relationship or customer driven transaction.

[2]

Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM” because those changes over 100 percent were not considered to be meaningful.

[3]

SunTrust presents noninterest expense on a basis that excludes compensation expense related to fair valued mortgage loans, leverage lease reserve reversal, and E squared initial implementation costs, net of corporate real estate gains. The Company believes the exclusion of these items is more indicative of normalized operations

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Six Months Ended
	June 30 2007	June 30 2006	Increase/ (Decrease)
			Amount	%[1]
STATEMENTS OF INCOME
NET INTEREST INCOME	$2,359,843	$2,347,784	$12,059	0.5%
Provision for loan losses	161,121	85,162	75,959	89.2

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,198,722	2,262,622	(63,900)	(2.8)

NONINTEREST INCOME
Service charges on deposit accounts	385,879	377,830	8,049	2.1
Trust and investment management income	338,938	343,900	(4,962)	(1.4)
Retail investment services	135,328	113,430	21,898	19.3
Other charges and fees	236,495	226,330	10,165	4.5
Investment banking income	112,156	112,296	(140)	(0.1)
Trading account profits and commissions	106,638	83,057	23,581	28.4
Card fees	132,775	118,544	14,231	12.0
Mortgage production related income	55,667	119,616	(63,949)	(53.5)
Mortgage servicing related income	80,930	76,111	4,819	6.3
Net gain on sale upon merger of Lighthouse Partners	32,340	-	32,340	100.0
Other noninterest income	179,950	149,799	30,151	20.1
Net securities gains/(losses)	236,432	5,962	230,470	NM

Total noninterest income	2,033,528	1,726,875	306,653	17.8

NONINTEREST EXPENSE
Employee compensation and benefits	1,409,613	1,394,038	15,575	1.1
Net occupancy expense	170,907	162,754	8,153	5.0
Outside processing and software	200,406	193,339	7,067	3.7
Equipment expense	103,232	97,555	5,677	5.8
Marketing and customer development	89,031	92,024	(2,993)	(3.3)
Amortization of intangible assets	48,446	53,130	(4,684)	(8.8)
Other noninterest expense	465,556	447,744	17,812	4.0

Total noninterest expense	2,487,191	2,440,584	46,607	1.9

INCOME BEFORE INCOME TAXES	1,745,059	1,548,913	196,146	12.7
Provision for income taxes	542,332	473,384	68,948	14.6

NET INCOME	1,202,727	1,075,529	127,198	11.8
Preferred dividends	14,882	-	14,882	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,187,845	1,075,529	112,316	10.4
Gain on sale of shares of The Coca-Cola Company, net of tax	(145,580)	-	(145,580)	(100.0)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING THE GAIN ON SALE OF SHARES OF THE COCA-COLA COMPANY [1]	$1,042,265	1,075,529	($33,264)	(3.1)%

REVENUE AND NONINTEREST EXPENSE
Net interest income	$2,359,843	$2,347,784	$12,059	0.5%
Taxable-equivalent adjustment	48,381	41,621	6,760	16.2

Net interest income - FTE	2,408,224	2,389,405	18,819	0.8
Noninterest income	2,033,528	1,726,875	306,653	17.8

Total revenue - FTE	4,441,752	4,116,280	325,472	7.9
Net securities (gains)/losses	(236,432)	(5,962)	230,470	NM

Total revenue - FTE excluding net securities (gains)/losses [2]	$4,205,320	$4,110,318	$95,002	2.3%

Noninterest expense	$2,487,191	$2,440,584	46,607	1.9%
Compensation expense related to fair valued mortgage loans	(12,400)	-	(12,400)	(100.0)
Leverage lease reserve reversal	-	10,923	(10,923)	(100.0)
E2 initial implementation costs, net of corporate real estate gains	(8,770)	(6,934)	(1,836)	26.5

Noninterest expense excluding compensation expense related to fair valued mortgage loans, leverage lease reserve reversal and E [2] implementation costs, net of corporate real estate gains [3]	$2,466,021	$2,444,573	$21,448	0.9%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial	$33,819	$33,531	$288	0.9%
Real estate home equity lines	13,794	13,454	340	2.5
Real estate construction	13,571	11,652	1,919	16.5
Real estate 1-4 family	32,413	32,927	(514)	(1.6)
Real estate commercial	12,781	12,811	(30)	(0.2)
Credit card	387	293	94	32.2
Consumer - direct	4,284	4,765	(481)	(10.1)
Consumer - indirect	8,115	8,469	(354)	(4.2)
Nonaccrual and restructured	667	312	355	NM

Total loans	$119,831	$118,214	$1,617	1.4%

Average deposits
Noninterest bearing deposits	$22,166	$23,878	($1,712)	(7.2)%
NOW accounts	19,944	16,905	$3,039	18.0
Money market accounts	21,930	25,358	(3,428)	(13.5)
Savings	4,905	5,226	(321)	(6.1)
Consumer and other time	28,915	24,870	4,045	16.3

Total consumer and commercial deposits	97,860	96,237	1,623	1.7
Brokered and foreign deposits	25,341	25,930	(589)	(2.3)

Total deposits	$123,201	$122,167	$1,034	0.8%

[1]	Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.
[2]

SunTrust presents selected financial data on a basis that excludes net securities gains/(losses) and the gain on the sale of shares of The Coca-Cola Company. The Company believes the exclusion of these items is more indicative of the Company’s performance because they exclude a large securities gain that is not a customer relationship or customer driven transaction.

[3]

SunTrust presents noninterest expense on a basis that excludes compensation expense related to fair valued mortgage loans, leverage lease reserve reversal, and E [2] initial implementation costs, net of corporate real estate gains. The Company believes the exclusion of these items is more indicative of normalized operations.

Retail Line of Business	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[3] Change	June 30 2007	June 30 2006	%[3] Change
Statement of Income
Net interest income	$580,514	$590,499	(1.7)%	$1,156,774	$1,165,937	(0.8)%
FTE adjustment	35	21	66.7	70	42	66.7

Net interest income - FTE	580,549	590,520	(1.7)	1,156,844	1,165,979	(0.8)
Provision for loan losses[1]	48,620	18,871	NM	93,606	38,589	NM

Net interest income after provision for loan losses - FTE	531,929	571,649	(6.9)	1,063,238	1,127,390	(5.7)

Noninterest income before securities gains	267,672	265,747	0.7	526,631	523,260	0.6
Securities gains, net	-	-	-	3	-	100.0

Total noninterest income	267,672	265,747	0.7	526,634	523,260	0.6

Noninterest expense before amortization of intangible assets	533,105	526,677	1.2	1,050,936	1,048,128	0.3
Amortization of intangible assets	17,245	21,075	(18.2)	36,017	43,608	(17.4)

Total noninterest expense	550,350	547,752	0.5	1,086,953	1,091,736	(0.4)

Income before provision for income taxes	249,251	289,644	(13.9)	502,919	558,914	(10.0)
Provision for income taxes	90,270	105,652	(14.6)	182,722	204,059	(10.5)
FTE adjustment	35	21	66.7	70	42	66.7

Net income	$158,946	$183,971	(13.6)	$320,127	$354,813	(9.8)

Total revenue - FTE	$848,221	$856,267	(0.9)	$1,683,478	$1,689,239	(0.3)

Average Balance Sheet [2]

Total loans	$31,579,084	$30,437,883	3.7%	$31,409,677	$30,839,730	1.8%
Goodwill	4,897,762	4,897,367	-	4,895,042	4,884,959	0.2
Other intangible assets excluding MSRs	211,917	291,277	(27.2)	221,153	302,220	(26.8)
Total assets	37,734,467	37,904,665	(0.4)	37,708,718	38,198,537	(1.3)
Total deposits	68,743,828	69,539,701	(1.1)	69,015,114	68,384,403	0.9

Performance Ratios

Efficiency ratio	64.88%	63.97%		64.57%	64.63%
Impact of excluding cost of intangible assets	(5.89)	(6.24)		(5.98)	(6.43)

Tangible efficiency ratio	58.99%	57.73%		58.59%	58.20%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

Commercial Line of Business	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	% Change	June 30 2007	June 30 2006	% Change
Statement of Income

Net interest income	$220,089	$232,037	(5.1)%	$439,427	$458,575	(4.2)%
FTE adjustment	9,359	9,971	(6.1)	18,886	19,935	(5.3)

Net interest income - FTE	229,448	242,008	(5.2)	458,313	478,510	(4.2)
Provision for loan losses[1]	7,776	6,656	16.8	10,722	5,559	92.9

Net interest income after provision for loan losses - FTE	221,672	235,352	(5.8)	447,591	472,951	(5.4)

Noninterest income before securities gains/(losses)	74,212	70,825	4.8	144,814	141,472	2.4
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	74,212	70,825	4.8	144,814	141,472	2.4

Noninterest expense before amortization of intangible assets	165,311	167,875	(1.5)	334,947	339,110	(1.2)
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	165,311	167,875	(1.5)	334,947	339,110	(1.2)

Income before provision for income taxes	130,573	138,302	(5.6)	257,458	275,313	(6.5)
Provision for income taxes	20,586	21,190	(2.8)	39,794	44,729	(11.0)
FTE adjustment	9,359	9,971	(6.1)	18,886	19,935	(5.3)

Net income	$100,628	$107,141	(6.1)	$198,778	$210,649	(5.6)

Total revenue - FTE	$303,660	$312,833	(2.9)	$603,127	$619,982	(2.7)
Average Balance Sheet [2]
Total loans	$33,258,483	$32,821,777	1.3%	$33,056,392	$32,219,821	2.6%
Goodwill	1,262,176	1,264,845	(0.2)	1,262,176	1,263,115	(0.1)
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	35,683,882	35,290,908	1.1	35,476,602	34,662,079	2.3
Total deposits	14,275,554	13,641,334	4.6	14,257,189	13,680,130	4.2

Performance Ratios

Efficiency ratio	54.44%	53.66%		55.54%	54.70%
Impact of excluding cost of intangible assets	(2.35)	(2.24)		(2.40)	(2.30)

Tangible efficiency ratio	52.09%	51.42%		53.14%	52.40%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

Corporate and Investment Banking Line of Business	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[3] Change	June 30 2007	June 30 2006	%[3] Change
Statement of Income

Net interest income	$42,456	$49,706	(14.6)%	$84,465	$110,489	(23.6)%
FTE adjustment	10,995	7,500	46.6	20,946	14,107	48.5

Net interest income - FTE	53,451	57,206	(6.6)	105,411	124,596	(15.4)
Provision for loan losses[1]	14,600	(435)	NM	16,863	(830)	NM

Net interest income after provision for loan losses - FTE	38,851	57,641	(32.6)	88,548	125,426	(29.4)

Noninterest income before securities gains/(losses)	199,155	159,274	25.0	344,475	315,386	9.2
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	199,155	159,274	25.0	344,475	315,386	9.2

Noninterest expense before amortization of intangible assets	131,994	116,794	13.0	258,095	249,936	3.3
Amortization of intangible assets	122	122	-	244	244	-

Total noninterest expense	132,116	116,916	13.0	258,339	250,180	3.3

Income before provision for income taxes	105,890	99,999	5.9	174,684	190,632	(8.4)
Provision for income taxes	28,811	30,121	(4.4)	44,391	57,142	(22.3)
FTE adjustment	10,995	7,500	46.6	20,946	14,107	48.5

Net income	$66,084	$62,378	5.9	$109,347	$119,383	(8.4)

Total revenue - FTE	$252,606	$216,480	16.7	$449,886	$439,982	2.3
Average Balance Sheet[2]

Total loans	$15,234,660	$16,394,765	(7.1)%	$15,752,200	$16,197,153	(2.7)%
Goodwill	147,470	147,666	(0.1)	147,470	147,569	(0.1)
Other intangible assets excluding MSRs	1,157	1,647	(29.8)	1,221	2,224	(45.1)
Total assets	23,722,665	23,765,119	(0.2)	23,844,914	23,518,942	1.4
Total deposits	2,779,900	2,999,145	(7.3)	2,789,906	3,337,324	(16.4)

Performance Ratios

Efficiency ratio	52.30%	54.01%		57.42%	56.86%
Impact of excluding cost of intangible assets	(0.38)	(0.46)		(0.46)	(0.47)

Tangible efficiency ratio	51.92%	53.55%		56.96%	56.39%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

Mortgage Line of Business	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[3] Change	June 30 2007	June 30 2006	%[3] Change
Statement of Income
Net interest income	$135,485	$149,361	(9.3)%	$266,163	$298,197	(10.7)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	135,485	149,361	(9.3)	266,163	298,197	(10.7)
Provision for loan losses [1]	13,051	2,128	NM	23,260	5,000	NM

Net interest income after provision for loan losses - FTE	122,434	147,233	(16.8)	242,903	293,197	(17.2)

Noninterest income before securities gains/(losses)	136,931	100,322	36.5	175,412	220,668	(20.5)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	136,931	100,322	36.5	175,412	220,668	(20.5)

Noninterest expense before amortization of intangible assets	196,411	152,194	29.1	347,976	297,277	17.1
Amortization of intangible assets	763	763	-	1,527	1,527	-

Total noninterest expense	197,174	152,957	28.9	349,503	298,804	17.0

Income before provision for income taxes	62,191	94,598	(34.3)	68,812	215,061	(68.0)
Provision for income taxes	20,064	32,667	(38.6)	19,184	75,449	(74.6)
FTE adjustment	-	-	-	-	-	-

Net income	$42,127	$61,931	(32.0)	$49,628	$139,612	(64.5)

Total revenue - FTE	$272,416	$249,683	9.1	$441,575	$518,865	(14.9)

Average Balance Sheet [2]

Total loans	$29,447,549	$32,009,078	(8.0)%	$30,906,163	$30,478,394	1.4%
Goodwill	276,635	275,705	0.3	276,310	263,015	5.1
Other intangible assets excluding MSRs	3,503	6,562	(46.6)	3,901	6,942	(43.8)
Total assets	47,866,786	41,088,776	16.5	46,076,743	40,335,162	14.2
Total deposits	2,378,640	1,843,188	29.1	2,086,942	1,644,671	26.9

Performance Ratios

Efficiency ratio	72.38%	61.26%		79.15%	57.59%
Impact of excluding cost of intangible assets	(1.08)	(1.04)		(1.41)	(0.93)

Tangible efficiency ratio	71.30%	60.22%		77.74%	56.66%

Other Information

Production Data
Channel mix
Retail	$6,767,535	$6,571,921	3.0%	$12,687,187	$11,747,315	8.0%
Wholesale	6,447,113	4,971,300	29.7	12,019,225	9,208,907	30.5
Correspondent	4,745,579	3,486,658	36.1	8,080,169	5,624,910	43.6

Total production	$17,960,227	$15,029,879	19.5	$32,786,581	$26,581,132	23.3

Channel mix - percent
Retail	38%	44%		39%	44%
Wholesale	36	33		37	35
Correspondent	26	23		24	21

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$7,721,183	$5,087,567	51.8	$15,287,725	$9,424,772	62.2
Purchase	10,239,044	9,942,312	3.0	17,498,856	17,156,360	2.0

Total production	$17,960,227	$15,029,879	19.5	$32,786,581	$26,581,132	23.3

Purchase and refinance mix - percent
Refinance	43%	34%		47%	35%
Purchase	57	66		53	65

Total production	100%	100%		100%	100%

Applications	$24,369,784	$22,169,211	9.9	$48,868,769	$42,366,894	15.3

Mortgage Servicing Data (End of Period)

Total loans serviced	$150,456,415	$121,436,424	23.9%
Total loans serviced for others	105,123,313	80,511,802	30.6
Net carrying value of MSRs	942,012	720,263	30.8
Ratio of net carrying value of MSRs to total loans serviced for others	0.896%	0.895%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

Wealth and Investment Management Line of Business	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[3] Change	June 30 2007	June 30 2006	%[3] Change
Statement of Income
Net interest income	$86,975	$91,215	(4.6)%	$176,050	$181,178	(2.8)%
FTE adjustment	12	17	(29.4)	28	34	(17.6)

Net interest income - FTE	86,987	91,232	(4.7)	176,078	181,212	(2.8)
Provision for loan losses[1]	2,951	751	NM	4,011	943	NM

Net interest income after provision for loan losses - FTE	84,036	90,481	(7.1)	172,067	180,269	(4.5)

Noninterest income before securities gains/(losses)	248,963	251,103	(0.9)	533,518	489,453	9.0
Securities gains/(losses), net	65	(15)	NM	9	(53)	NM

Total noninterest income	249,028	251,088	(0.8)	533,527	489,400	9.0

Noninterest expense before amortization of intangible assets	241,691	245,924	(1.7)	504,377	495,922	1.7
Amortization of intangible assets	6,553	3,702	77.0	10,216	7,307	39.8

Total noninterest expense	248,244	249,626	(0.6)	514,593	503,229	2.3

Income before provision for income taxes	84,820	91,943	(7.7)	191,001	166,440	14.8
Provision for income taxes	31,473	34,430	(8.6)	70,262	62,003	13.3
FTE adjustment	12	17	(29.4)	28	34	(17.6)

Net income	$53,335	$57,496	(7.2)	$120,711	$104,403	15.6

Total revenue - FTE	$336,015	$342,320	(1.8)	$709,605	$670,612	5.8

Average Balance Sheet [2]

Total loans	$8,026,076	$8,063,724	(0.5)%	$8,110,682	$8,106,158	0.1%
Goodwill	304,262	305,456	(0.4)	314,363	301,745	4.2
Other intangible assets excluding MSRs	136,557	123,825	10.3	127,020	123,124	3.2
Total assets	8,941,690	8,853,497	1.0	9,002,749	8,874,153	1.4
Total deposits	9,869,892	9,158,372	7.8	9,827,249	9,158,801	7.3

Performance Ratios

Efficiency ratio	73.88%	72.92%		72.52%	75.04%
Impact of excluding cost of intangible assets	(2.96)	(2.04)		(2.38)	(2.08)

Tangible efficiency ratio	70.92%	70.88%		70.14%	72.96%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$139,149,853	$135,046,000	3.0%
Non-managed assets	60,290,599	51,072,000	18.1

Total assets under administration	199,440,452	186,118,000	7.2

Brokerage assets	42,494,858	35,016,000	21.4
Corporate trust assets	7,941,416	28,213,000	(71.9)

Total assets under advisement	$249,876,726	$249,347,000	0.2

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]

Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

Corporate Other and Treasury	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[2] Change	June 30 2007	June 30 2006	%[2] Change
Statement of Income
Net interest income	$129,765	$55,925	NM %	$236,964	$133,408	77.6%
FTE adjustment	4,267	3,774	13.1	8,451	7,503	12.6

Net interest income - FTE	134,032	59,699	NM	245,415	140,911	74.2
Provision for loan losses[1]	17,682	23,788	(25.7)	12,659	35,901	(64.7)

Net interest income after provision for loan losses - FTE	116,350	35,911	NM	232,756	105,010	NM

Noninterest income before securities gains	(8,723)	22,240	NM	72,246	30,674	NM
Securities gains, net	236,347	5,873	NM	236,420	6,015	NM

Total noninterest income	227,624	28,113	NM	308,666	36,689	NM

Noninterest expense before amortization of intangible assets	(42,222)	(21,256)	98.6	(57,586)	(42,919)	34.2
Amortization of intangible assets	221	223	(0.9)	442	444	(0.5)

Total noninterest expense	(42,001)	(21,033)	99.7	(57,144)	(42,475)	34.5

Income before provision for income taxes	385,975	85,057	NM	598,566	184,174	NM
Provision for income taxes	121,397	10,198	NM	185,979	30,002	NM
FTE adjustment	4,267	3,774	13.1	8,451	7,503	12.6

Net income	$260,311	$71,085	NM	$404,136	$146,669	NM

Total revenue - FTE	$361,656	$87,812	NM	$554,081	$177,600	NM

Measures excluding securities gains/(losses), net

Total revenue - FTE	$361,656	$87,812	NM %	$554,081	$177,600	NM %
Securities gains, net	(236,347)	(5,873)	NM	(236,420)	(6,015)	NM

Total revenue - FTE excluding net securities gains[3]	$125,309	$81,939	52.9	$317,661	$171,585	85.1

Net income	$260,311	$71,085	NM	$404,136	$146,669	NM
Gain on sale of shares of The Coca-Cola Company, net of tax	(145,580)	-	(100.0)	(145,580)	-	(100.0)

Net Income excluding gain on shares of The Coca-Cola Company [4]	$114,731	$71,085	61.4	$258,556	$146,669	76.3

Average Balance Sheet

Total loans	$618,774	$417,246	48.3%	$595,391	$372,828	59.7%
Securities available for sale	17,524,366	25,494,198	(31.3)	20,116,132	25,132,642	(20.0)
Goodwill	7,095	7,419	(4.4)	7,672	7,996	(4.1)
Other intangible assets excluding MSRs	4,957	5,846	(15.2)	5,073	5,956	(14.8)
Total assets	26,046,967	33,841,181	(23.0)	28,637,515	33,600,976	(14.8)

Total deposits (mainly brokered and foreign)	23,861,897	27,184,891	(12.2)	25,224,469	25,962,278	(2.8)

	June 30 2007	December 31 2006
Other Information

Duration of investment portfolio	5.2%	3.1%
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.3%	(0.9)%
Instantaneous 100 bp decrease in rates over next 12 months	(0.7)%	1.0%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

SunTrust presents total revenue excluding realized securities gains/losses. The Company believes total revenue without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

[4]

SunTrust presents net income avalable to common shareholders excluding the gain on sale of shares of the Coca-Cola Company. The Company believes that this measure is more indicative of the Company’s performance because it excludes a large securities gain that is not a customer relationship nor a customer driven transaction.

Consolidated - Segment Totals	PRELIMINARY DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2007	June 30 2006	%[1] Change	June 30 2007	June 30 2006	%[1] Change
Statement of Income
Net interest income	$1,195,284	$1,168,743	2.3%	$2,359,843	$2,347,784	0.5%
FTE adjustment	24,668	21,283	15.9	48,381	41,621	16.2

Net interest income - FTE	1,219,952	1,190,026	2.5	2,408,224	2,389,405	0.8
Provision for loan losses	104,680	51,759	NM	161,121	85,162	89.2

Net interest income after provision for loan losses - FTE	1,115,272	1,138,267	(2.0)	2,247,103	2,304,243	(2.5)

Noninterest income before securities gains/(losses)	918,210	869,511	5.6	1,797,096	1,720,913	4.4
Securities gains/(losses), net	236,412	5,858	NM	236,432	5,962	NM

Total noninterest income	1,154,622	875,369	31.9	2,033,528	1,726,875	17.8

Noninterest expense before amortization of intangible assets	1,226,290	1,188,208	3.2	2,438,745	2,387,454	2.1
Amortization of intangible assets	24,904	25,885	(3.8)	48,446	53,130	(8.8)

Total noninterest expense	1,251,194	1,214,093	3.1	2,487,191	2,440,584	1.9

Income before provision for income taxes	1,018,700	799,543	27.4	1,793,440	1,590,534	12.8
Provision for income taxes	312,601	234,258	33.4	542,332	473,384	14.6
FTE adjustment	24,668	21,283	15.9	48,381	41,621	16.2

Net income	$681,431	$544,002	25.3	$1,202,727	1,075,529	11.8

Total revenue - FTE	$2,374,574	2,065,395	15.0	$4,441,752	$4,116,280	7.9

Average Balance Sheet

Total loans	$118,164,626	$120,144,473	(1.6)%	$119,830,505	$118,214,084	1.4%
Goodwill	6,895,400	6,898,458	-	6,903,033	6,868,399	0.5
Other intangible assets excluding MSRs	358,091	429,157	(16.6)	358,368	440,466	(18.6)
Total assets	179,996,457	180,744,146	(0.4)	180,747,241	179,189,849	0.9
Total deposits	121,909,711	124,366,631	(2.0)	123,200,869	122,167,607	0.8

Performance Ratios

Efficiency ratio	52.69%	58.78%		56.00%	59.29%
Impact of excluding cost of intangible assets	(1.05)	(1.25)		(1.09)	(1.29)

Tangible efficiency ratio	51.64%	57.53%		54.91%	58.00%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.